As filed with the Securities and Exchange Commission on
                                  May 26, 2006

                           REGISTRATION NO. 333-133178


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                          AMENDMENT NO. 1 TO FORM SB-2


                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                               MILLENIA HOPE INC.
                 (Name of Small Business Issuer in its Charter)

               Delaware                                 2834                               98-0213828
    (State or other jurisdiction Of         (Primary Standard Industrial      (I.R.S. Employer Identification No.)
    incorporation or organization)          Classification Code Number)

                       1250 RENE LEVESQUE WEST, SUITE 2200
                        Montreal, Quebec, Canada H3B 4W8
                                 (514) 846-5757
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 LEONARD STELLA
                                CEO AND DIRECTOR
                               MILLENIA HOPE INC.
                       1250 RENE LEVESQUE WEST, SUITE 2200
                        MONTREAL, QUESBEC, CANADA H3B 4W8
                                 (514) 846-5757
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                          Copies of communications to:

                             RICHARD I. ANSLOW, ESQ.
                              ANSLOW & JACLIN, LLP
                          195 ROUTE 9 SOUTH, SUITE 204
                           MANALAPAN, NEW JERSEY 07726
                          TELEPHONE NO.: (732) 409-1212
                          FACSIMILE NO.: (732) 577-1188


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

                                                         PROPOSED MAXIMUM        PROPOSED MAXIMUM
  TITLE OF EACH CLASS OF            AMOUNT TO BE          OFFERING PRICE        AGGREGATE OFFERING    AMOUNT OF
REGISTRATION
SECURITIES TO BE REGISTERED          REGISTERED             PER SHARE                  PRICE                 FEE

Common Stock, par value              68,181,818          $         .066          $    4,500,000          $       529.65
$.0001 per share (1)

Common Stock, par value               3,000,000          $          .10          $      300,000          $        35.31
$.0001 per share (2)

Common Stock, par value               3,000,000          $          .25          $      750,000          $        88.28
$.0001 per share (3)

Total                                74,181,818                                  $    5,550,000          $       653.24


      1. Represents shares of common stock issuable in connection with the potential conversion of promissory notes aggregating a maximum of $2,000,000 in accordance with a Securities Purchase Agreement dated March 8, 2006 between us and AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millenium Capital Partners II, LLC, respectively. We are required to register 225% of the estimated amount of shares of common stock potentially issuable in connection with the potential conversion of the callable secured convertible note (or a maximum of 68,181,818 shares of common stock) calculated to be due upon conversion of the maximum amount of promissory notes aggregating $2,000,000. Said conversion is at the option of the borrower (Millenia Hope Inc.), except in the case of a loan provisions default, where it will be at the option of the lenders. The price of $.066 per share is being estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) under the Securities Act and is based on the estimated conversion price of the callable secured convertible notes ($.11 was the closing price on the date of the securities purchase agreement less a 40% discount).

      2. Represents shares of common stock issuable in connection with the exercise of our Series A Warrants held by the following selling security holders: AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millenium Capital Partners II, LLC, respectively. The price of $.10 per share is being estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) under the Securities Act and is based on the exercise price of the Warrants.

      3. Represents shares of common stock issuable in connection with the exercise of our Series B Warrants held by the following selling security holders: AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millenium Capital Partners II, LLC, respectively. The price of $.25 per share is being estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) under the Securities Act and is based on the exercise price of the Warrants.

      4. The number of shares being registered for the conversion of the callable secured convertible notes is based on the following: closing stock price of $.11 divided by the full subscription price of $2,000,000 (18,181,818 shares) divided by .60 (or a 40%
            discount). This results in 30,303,030 shares. We are required to register 225% of the conversion shares. Therefore, 225% of 30,303,030 equal the registered share amount of 68,181,818.
--------------------------------------------------------------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED   ,2006.
--------------------------------------------------------------------------------

                               MILLENIA HOPE INC.

68,181,818 SHARES OF COMMON STOCK ISSUABLE UPON THE POTENTIAL CONVERSION OF PROMISSORY
                                     NOTES
3,000,000 SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF OUR SERIES A WARRANTS
3,000,000 SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF OUR SERIES B WARRANTS

Our selling security holders are offering to sell 68,181,818 shares of common stock issuable upon the potential conversion of promissory notes 3,000,000 shares of common stock issuable upon the exercise of our Series A Warrants and 3,000,000 shares of common stock issuable upon the exercise of our Series B Warrants.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 3.

NEITHER THE SECURITES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


The date of this prospectus is May ,2006

Our shares of common stock are quoted on the OTC Bulletin Board under the symbol "MLHP." The last reported sale price of our common stock on May 26, 2006 was $.08.


We will receive no proceeds from the sale of the shares by the selling stockholders. However, we will receive proceeds from the exercise of the Series A Warrants and Series B Warrants.
--------------------------------------------------------------------------------


                                TABLE OF CONTENTS


                                                                                                 PAGE #
ABOUT US                                                                                              6

RISK FACTORS                                                                                          7

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                                              11

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OR OPERATION                                             13

BUSINESS                                                                                              18

LEGAL PROCEEDINGS                                                                                     24

MANAGEMENT                                                                                            24

PRINCIPAL STOCKHOLDERS                                                                                31

SELLING STOCKHOLDERS                                                                                  31

PLAN OF DISTRIBUTION                                                                                  34

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                                                        35

DESCRIPTION OF SECURITIES                                                                             35

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE                  37

TRANSFER AGENT                                                                                        37

EXPERTS                                                                                               37

LEGAL MATTERS                                                                                         37

FINANCIAL STATEMENTS                                                                                 F-1

RECENT SALES OF UNREGISTERED SECURITIES


                                    ABOUT US


                     HOW WE ARE ORGANIZED AND OUR OPERATIONS

We were incorporated in Delaware on December 24, 1997. We initially authorized 70,000,000 shares of our common stock, par value $.0001. On August 9, 2004 we filed a certificate of amendment increasing our authorized shares of common stock to 180,000,000 shares and authorizing 50,000,000 shares of preferred stock, par value $.0001.

We are a biopharmaceutical corporation formed to further develop and distribute an anti-malarial agent called MALAREX/MMH(TM) 18. We have also filed further patent applications for indications besides malaria, and another patent application for multi-drug resistant strains of malaria.

Our goal as a biopharmaceutical corporation is to both purchase and develop patented drugs dealing with infectious diseases specifically, but not exclusively, anti-malarial agents. To date, we have had only insignificant sales.

Summary Financial Data

The following summary financial data should be read in conjunction with "Management's Discussion and Analysis," "Plan of Operation" and the Financial Statements and Notes thereto, included elsewhere in this prospectus.


                                      For the quarter ended For the quarter ended For the year ended    For the year ended
                                      February 28, 2006     February 28, 2005     November 30, 2005     November 30, 2004
STATEMENT OF OPERATIONS
Revenues                              $           81,460    $              -0-    $          260,470    $                0
General and Administrative Expenses   $          295,886    $          258,629    $        1,498,408    $          522,720
Net Income (Loss)                     $       (1,072,393)   $       (1,936,305)   $       (7,288,530)   $       (2,774,149)
Net Income (Loss) Per Share           $             (.01)   $             (.02)   $             (.07)   $             (.05)


                                           As of               As of
                                           February 28, 2006   November 30, 2005
BALANCE SHEET DATA

Cash                                       $       21,799      $            0
Total Current Assets                       $      265,699      $       92,177
Total Assets                               $      794,470      $       94,845
Total Liabilities                          $      709,426      $      105,101
Stockholders Equity (Deficiency)           $       85,044      $      (10,256)

                              WHERE YOU CAN FIND US

Our executive offices are located at 1250 Rene Levesque West, Suite 2200, Montreal, Quebec, Canada H3B 4W8. Our telephone number is (514) 846-5757 and our facsimile number is (514) 935-9758.

                            SECURITIES OFFERED BY US

We are not offering any securities. All shares being registered are for our selling security holders.

                                  RISK FACTORS

An investment in our common stock is highly speculative and involves a high degree of risk. Therefore, you should consider all of the risk factors discussed below, as well as the other information contained in this document. You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.

SINCE OUR INCEPTION WE HAVE INCURRED LOSSES WHICH WE EXPECT TO CONTINUE INTO THE FUTURE WHICH CAN SERIOUSLY IMPAIR OUR ABILITY TO CONTINUE OPERATIONS


We were incorporated in December 1997. Our accumulated losses were $19,626,140 as of February 28, 2006. Although, the present funding that we have received will allow us to proceed with our business plan and operations, we will continue to incur losses in the near future and there is no assurance that we will generate significant revenues or become profitable.


Based upon current plans, we expect to incur operating losses in the immediate short-term future as we prepare for the full implementation of our business plan. We cannot guarantee that we will be successful in generating sufficient revenues in the future to offset or exceed additional costs to implement our full business plan. Failure to generate sufficient revenues will seriously impair our ability to continue operations.

NOTWITHSTANDING THE RECENT FINANCING AND FUTURE RECEIPTS OF SUCH FINANCING THAT WE MAY RECEIVE, WE MAY NEED TO RAISE ADDITIONAL FUNDS TO THE EXTENT THAT CURRENT CASH FLOWS ARE INSUFFICIENT TO FUND FUTURE ON-GOING OPERATIONS OR WE MAY BE UNABLE TO FULLY EXECUTE OUR PLAN OF OPERATION

Based on our recent financing, we anticipate that our cash flows from the financing mainly, and to a lesser extent, our operations, will be adequate to satisfy our capital requirements for current operations for the next twelve (12) months. To the extent that the financing and the funds generated by our on-going operations are insufficient to fund our future operating requirements based on the fact that we have only generated nominal revenues to date, it may be necessary to raise additional funds, through public or private financings. Without sufficient capital we will be unable to further develop our business plan to establish MALAREX/MMH 18 as an accepted control agent for the treatment and prevention of malaria throughout the world; and to expand the efficacy of MALAREX/MMH 18 and its derivatives and other acquired or to be acquired products, in fighting infectious diseases. Any equity or debt financings, if available at all, may be on terms that are not favorable to us. If adequate capital is not available, we may be unable to fully execute our business plan as set forth herein.

SINCE OUR PRIMARY SALES OF MALAREX/MMH(TM) 18, WHICH ARE PRESENTLY OUR PRIMARY OPERATING REVENUES, ARE BASED ON SALES T0 WEST AFRICAN AND OTHER THIRD WORLD COUNTRIES, ANY INSTABILITY IN SUCH COUNTRIES CAN NEGATE OUR ABILITY TO OBTAIN REVENUES FROM SUCH SALES

As of March 15, 2006, we had received 18 sales authorizations from the following West African nations: Congo (Brazzaville) and Guinea (Conakry), Togo, Burundi, Central African Republic, Benin, Gabon, Chad, Niger, Mali, Senegal, Democratic Republic of Congo, Guinea (Equatorial), Cameroon, Ghana, Sierra Leone, Mauritania and Burkina Faso; and one from the Caribbean nation of the Dominican Republic. These authorizations mean that we have the right currently, without doing any further testing or receiving any further approval, to sell MALAREX/MMH 18 to any individual, group, company or NGO (Non-governmental organization) or governmental agency in those countries. Based on the often tumultuous nature of such African nations and the fact that MALAREX/MMH 18 is a control agent for malaria which is mainly needed in African nations and other third world countries, any instability in such countries may result in our inability to obtain sales/revenues from such countries.

THERE IS EXTENSIVE GOVERNMENT REGULATION THROUGHOUT THE WORLD BEFORE A GOVERNMENT WILL ALLOW A NEW DRUG SUCH AS OUR INTO THEIR MARKETPLACE AND THE DELAY OR DENIAL OF SUCH APPROVAL BY A GOVERNMENT WILL DELAY, OR NEGATE OUR REVENUES

In order to safeguard their citizens, governments around the globe require extensive proof that a new drug is completely safe, within statistical parameters, before allowing it into the marketplace. Since we are cognizant of the above and of our own responsibility to the public, we have collated the extensive laboratory and research data as well as the live trial tests for MALAREX/MMH 18 pursuant to our receiving the designation as a prescription drug. As well, all countries require certain protocols be followed in order to grant selling authorizations for a pharmaceutical product. We have followed those protocols and procedures and have received 19 country selling authorizations, to date. Notwithstanding the above, any delay or denial of approval to sell MALAREX/MMH 18 in other African nations and other third world countries will have a negative impact on our revenues and operations.

THE WORLD HEALTH ORGANIZATION (WHO) HAS YET TO APPROVE OUR PRODUCT AND THE FAILURE OF OUR PRODUCT TO BE APPROVED WILL HAVE A NEGATIVE EFFECT ON OUR REVENUES

The WHO is the most important organization in terms of funds allocated to fight malaria. We have not yet run enough WHO supervised trials to be placed on their list of WHO approved anti-malarial agents. Although we are currently working to remedy this, there can be no assurance that this will happen. If the WHO does not approve our product, there will be a negative effect on our revenues.

A LARGE PHARMACEUTICAL CORPORATION MAY DEVELOP A NEW ANTI-MALARIAL AGENT WITH NO RESISTANCE PROBLEM WHICH WOULD HARM OUR ABILITY TO MARKET OUR PRODUCT

Currently, the 3 most commonly used anti-malarials have up to a 75% failure rate, due to resistance problems. While MALAREX/MMH(TM)18 does not have this drawback, we cannot predict if a multi-national pharmaceutical firm will develop a new anti-malarial agent and bring it to the market in much greater quantities and at a lower price than us. This would cause great harm to our ability to market MALAREX/MMH(TM)18.

OUR ABILITY TO ISSUE PREFERRED SHARES COULD MAKE IT MORE DIFFICULT FOR A THIRD PARTY TO ACQUIRE AN INTEREST IN MANAGEMENT, TO THE POSSIBLE DETRIMENT OF HOLDERS OF COMMON STOCK.

We have the ability to issue and have available the ability to issue preferred shares which, if issued, could make it more difficult for a third party to acquire us, to the detriment of holders of shares of our common stock. Our Board of Directors may authorize and issue our authorized but yet unissued preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. In addition, the potential future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in our control, may discourage bids for our common stock at a premium over the market price of the common stock and may adversely affect the market price of our common stock.

WE DEPEND ON KEY PERSONNEL AND ATTRACTING QUALIFIED MANAGEMENT PERSONNEL AND OUR BUSINESS COULD BE HARMED IF WE LOSE PERSONNEL AND CANNOT ATTRACT NEW PERSONNEL.

Our success depends to a significant degree upon the technical and management skills of our officers and key employees, including in particular those of Leonard Stella, our CEO, Bahige Baroudy, our Preisdent and Chief Science Officer, Yehuda Kops, Chief Operating Officer, Hugo Valente, our Chief Financial Officer, Jacky Quan, Executive Vice President/Treasurer and Joseph Daniele, our Chief Legal Advisor. The loss of the services of any of these individuals likely would have a material adverse effect on our success. That success also will depend upon our ability to attract and retain additional qualified management, marketing, technical, and sales executives and personnel. The loss of any of our key executives, or the failure to attract, integrate, motivate, and retain additional key employees could have a material adverse effect on our business.

We compete for such personnel against numerous companies, including larger, more established companies with significantly greater financial resources than we possess. There can be no assurance that we will be successful in attracting or retaining such personnel and the failure to do so could have a material adverse effect on our business, financial condition, and results of operations.

OUR CHARTER PROVIDES FOR LIMITED LIABILITY FOR OUR DIRECTORS

Our articles of incorporation limit and indemnify against the personal liability of our directors for monetary damages for breach of fiduciary duty of care as a director, subject to certain exceptions, to the fullest extent allowed by Delaware law. Accordingly, except in limited circumstances, our directors may not be liable to us or our stockholders for breach of this duty.

OUR RECENT FINANCING REQUIRES THIS REGISTRATION STATEMENT TO BECOME EFFECTIVE BY JULY 6, 2006 AND IF THIS FAILS TO HAPPEN WE WILL INCUR LIQUIDATED DAMAGES

We recently received financing from the selling security holders listed in this document. Such financing requires us to file this registration statement and have the registration statement declared effective by the SEC by July 6, 2006. If this registration statement is not declared effective by July 6, 2006, we begin incurring liquidated damages equal to 2% of the principal of the promissory notes issued for each 30 day period that this registration statement is not declared effective after July 6, 2006.

THE CONVERSION OF THE PROMISSORY NOTES BASED ON OUR RECENT FINANCING IS BASED ON AN AVERAGE OF THE CLOSING BID PRICE OF OUR INTRA DAY TRADING PRICES OF OUR COMMON STOCK OVER A CERTAIN PERIOD OF TIME PRIOR TO CONVERSION AND THE DECREASE OF THE INTRA DAY TRADING PRICE WILL RESULT IN POTENTIAL ISSUANCE OF A SIGNIFICANT INCREASE OF SHARES RESULTING IN DILUTION TO OUR SHAREHOLDERS

The potential conversion of the promissory notes from our recent financing is based on the average of the lowest three intra-day trading prices of our common stock for the 20 trading days before a conversion of the promissory notes. The price of our common shares may fluctuate and the lower intra-day trading price in the future will result in a conversion ratio resulting in issuance of a significant amount of our common shares to the promissory note holders. This will result in our present shareholders being diluted.

"PENNY STOCK" RULES MAY MAKE BUYING OR SELLING OUR COMMON STOCK DIFFICULT

Trading in our securities is subject to the "penny stock" rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker- dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. Broker- dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stocks. These regulations require broker- dealers to:

      o Make a suitability determination prior to selling a penny stock to the purchaser;

      o     Receive the purchaser's written consent to the transaction; and

      o     Provide certain written disclosures to the purchaser.


SELLING SHAREHOLDERS MAY IMPACT OUR STOCK VALUE THROUGH THE EXECUTION OF SHORT SALES WHICH MAY DECREASE THE VALUE OF OUR COMMON STOCK

Short sales are transactions in which a selling shareholder sells a security it does not own. To complete the transaction, a selling shareholder must borrow the security to make delivery to the buyer. The selling shareholder is then obligated to replace the security borrowed by purchasing the security at the market price at the time of replacement. The price at such time may be higher or lower than the price at which the security was sold by the selling shareholder. If the underlying security goes down in price between the time the selling shareholder sells our security and buys it back, the selling shareholder will realize a gain on the transaction. Conversely, if the underlying security goes up in price during the period, the selling shareholder will realize a loss on the transaction. The risk of such price increases is the principal risk of engaging in short sales. The selling shareholders in this registration statement could short the stock by borrowing and then selling our securities in the market, and then converting the stock through either the Note or Warrants at a discount to replace the security borrowed. Because the selling shareholders control a large portion of our common stock, the selling shareholders could have a large impact on the value of our stock if they were to engage in short selling of our stock. Such short selling could impact the value of our stock in an extreme and volatile manner to the detriment of other shareholders.

SHARES ELIGIBLE FOR PUBLIC SALE IN THE FUTURE COULD DECREASE THE PRICE OF OUR SHARES OF COMMON STOCK AND REDUCE OUR FUTURE ABILITY TO RAISE CAPITAL

Sales of substantial amounts of shares of our common stock in the public market could decrease the prevailing market price of our common stock. If this is the case, investors in our shares of common stock may be forced to sell such shares at prices below the price they paid for their shares, or in the case of the investors in the March 2006 financing, prices below the price they converted their notes and warrants into shares. In addition, a decreased market price may result in potential future investors losing confidence in us and failing to provide needed funding. This will have a negative effect on our ability to raise equity capital in the future.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is currently traded on the OTC Bulletin Board under the symbol "MLHP." The following table sets forth the range of high and low bid quotations for the first quarter of fiscal year 2006 (up to February 28, 2006) and for each quarter in fiscal years ending November 30, 2004 and November 30, 2005. These quotations as reported by the OTC Bulletin Board reflect inter-dealer prices without retail mark-up, mark-down, or commissions and may not necessarily represent actual transactions.


             YEAR                              QUARTER                          HIGH          LOW
             ----                              -------                          ----          ---

             2004         First                                                    $0.19          $0.05
             2004         Second                                                   $0.32          $0.08
             2004         Third                                                    $0.30          $0.17
             2004         Fourth                                                   $0.22          $0.08
             2005         First                                                    $0.20          $0.08
             2005         Second                                                   $0.26          $0.11
             2005         Third                                                    $0.20          $0.11
             2005         Fourth                                                   $.158         $0.055
             2006         First                                                    $0.14         $0.057



As of May 26, 2006 in accordance with our transfer agent records, we had in excess of 2,500 shareholders of record. Such shareholders of record held 135,567,887 shares of our common stock. We have the following outstanding warrants or options to purchase our securities, in addition to the common stock issuable upon the conversion of promissory notes and the exercise of warrants being registered in this registration statement:


On February 28, 2000, we issued 4,644,156 warrants, currently exercisable at $1.00 per share until June 30, 2006, to settle related party notes pursuant to the exemption contained in Regulation S.

On May 5, 2005, we issued the following warrants exercisable into shares of our common stock:

- 1,000,000 warrants exercisable to May 5, 2007 at a cost of $0.50 when our shares of common stock are traded at $1.00 or higher.
- 1,000,000 warrants exercisable to May 5, 2007 at a cost of $1.25 when our shares of common stock are traded at $2.50 or higher.
- 1,000,000 warrants exercisable to May 5, 2007 at a cost of $1.75 when our shares of common stock are traded at $3.50 or higher.
- 1,000,000 warrants exercisable to May 5, 2007 at a cost of $2.50 when our shares of common stock are traded at $5.00 or higher.

                      EQUITY COMPENSATION PLAN INFORMATION


The following table sets forth certain information as of May 26, 2006, with respect to compensation plans under which our equity securities are authorized for issuance:



                                             (a)                      (b)                       (c)
                                      -----------------        -----------------         -----------------
                                   Number of securities to     Weighted-average         Number of securities
                                   be issued upon exercise     exercise price of      remaining available for
                                   of outstanding options,   outstanding options,      future issuance under
                                     warrants and rights      warrants and rights    equity compensation plans
                                                                                       (excluding securities
                                                                                      reflected in column (a))


    Equity compensation                      None
    Plans approved by
    Security holders

    Equity compensation                      None
    Plans not approved
    By security holders
        Total


                                    DIVIDENDS

We have never paid a cash dividend on our common stock. It is our present policy to retain earnings, if any, to finance the development and growth of our business. Accordingly, we do not anticipate that cash dividends will be paid until our earnings and financial condition justify such dividends. There can be no assurance that we can achieve such earnings.

                           PENNY STOCK CONSIDERATIONS

Trading in our securities is subject to the "penny stock" rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker- dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. Broker- dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stocks. These regulations require broker- dealers to:

      o Make a suitability determination prior to selling a penny stock to the purchaser;

      o     Receive the purchaser's written consent to the transaction; and

      o     Provide certain written disclosures to the purchaser.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Plan of Operation.

Our business objectives are twofold. First and foremost is to establish MALAREX/MMH(TM) 18 as an accepted control agent for the treatment and prevention of malaria throughout the world. We believe that MALAREX/MMH(TM) 18 is a highly effective anti-malarial drug, and will be made available at prices that are competitive for a new anti-malarial agent with no parasitic resistance. The availability and pricing of MALAREX/MMH(TM) 18, and its lack of harmful side effects we believe, will ensure its acceptability and use in the fight against malaria. To this end, we are involved in ongoing clinical trials of MALAREX/MMH(TM)18, to be monitored by regional offices of the World Health Organization (WHO) designed to get MALAREX/MMH(TM)18 global recognition as an anti-malarial treatment. This will allow organizations, such as the Global Fund and other international Non-Governmental Agencies (NGO), to fund the purchase of our products on behalf of different countries.

Taking the aforementioned into account, as of March 15, 2006, we had received 18 sales authorizations from the following West African nations: Congo (Brazzaville) and Guinea (Conakry), Togo, Burundi, Central African Republic, Benin, Gabon, Chad, Niger, Mali, Senegal, Democratic Republic of Congo, Guinea (Equatorial), Cameroon, Ghana, Sierra Leone, Mauritania and Burkina Faso; and one from the Caribbean nation of the Dominican Republic. These authorizations mean that we have the right currently, without doing any further testing or receiving any further approval, to sell MALAREX/MMH(TM) 18 to any individual, group, company or NGO or Governmental Agency in those countries. We are also awaiting sales authorizations from several other African nations. In fact, as of September 2005, we had 2 MALAREX/MMH(TM) 18 sales: one in Guinea (Conakry) and one in Mali. We are actively working with other groups and individuals to conclude further sales of MALAREX/MMH(TM) 18. The only cost to concluding future sales is the normal day to day operating costs of our business. Based on our best estimate, we anticipate selling in excess of 200,000 treatments of MALAREX/MMH(TM) 18, in at least 2 major markets during fiscal 2006.

We have adopted a conservative sales forecast. In the face of anti-malarial drug resistance, the need for effective treatments will continue to intensify. We have commenced building a network of local distributors capable of supplying MALAREX/MMH(TM) 18 and expect that the demand for MALAREX/MMH(TM) 18 should increase commensurately.

It is estimated the demand for MALAREX/MMH(TM) 18 will increase as it becomes one of the accepted choices in the fight against malaria. We have chosen to remain conservative and have established a goal of capturing 1 1/2% - 2% ($150-$200 million) of the marketplace commencing five years from our initial sales. No assurance can be given that we will meet our sales goals.

Secondly, we are committed to ongoing research and development, to expand the efficacy of MALAREX/MMH(TM) 18 and its derivatives and other acquired or to be acquired products, in fighting infectious diseases. As we have not yet made any significant sales of our product, it is difficult for us to evaluate the growth curve of product sales. However, given the market size and the recognized need, by the world's premier anti-malaria organizations (i.e., World Health Organization) for new, viable and effective drugs, we believe that we will not have a problem generating sales, thereby creating positive cash flow, once we have attained our first large volume sales of the product.

We continue to have regular commercial access to Voacamine processed by producers in Southern Brazil and do not foresee any supply shortages in the near future. Even though we do not have exclusive access to Voacamine there is no problem in acquiring Voacamine commercially from producers in the region to satisfy our needs.

We utilize the services of Ropack, an FDA approved, HACCP, cGMP and ISO 9002 certified (professional certifications of recognized standards of excellence) corporation, to perform quality control and encapsulating of MALAREX/MMH(TM)18, conforming to the highest level of U.S. and Canadian manufacturing standards.

We   incorporated   a  wholly   owned   Canadian   subsidiary,   Millenia   Hope
Pharmaceuticals Ltd. Millenia Pharmaceuticals will handle all marketing, distributing and sales of MALAREX/MMH(TM) 18. As well, Millenia Pharmaceuticals is investigating the ramifications and potentialities of building a research and production laboratory, to be located in the greater Montreal region, within the next 24 months.


On February 14, 2006, Millenia Hope Pharmaceuticals (which will now use the commercial name - Millenia Hope Biopharma or MH-B), purchased intellectual property and research equipment from Avance Pharma, for $526,270 (based on the Canadian exchange rate at that time).


Avance Pharma was a leading bio-research firm in Phytomic Technology, the commercialization of plant cell cultures. Avance Pharma spent over $30 million in creating its technology, including the world's largest collection of highly purified phyto-chemical fractions to be utilized in the pharmaceutical, cosmetic and nutraceutical industry.

Furthermore, on May 13, 2004, we incorporated Millenia Hope Pharmaceutical (UK) Limited, a British company, to be our European presence. Since inception, Millenia UK has had no activity.

On September 17, 2004, we incorporated Millenia Hope Pharmaceutical ((HK) Limited, a Hong Kong company, to be our Asian marketing and distributing arm. Since inception, Millenia HK has had no activity.

On April 12, 2005, Dr. Margaret Bywater joined us as our President. We also appointed Carole Robert as our Vice President Sales Development and Governmental Affairs and Joseph Daniele as our Chief Legal Advisor.

On April 12,  2005,  we added Jacky Quan as our Vice  President,  Treasurer  and
Director. On April 29, 2005, Raymond Roy, our Executive Vice President and Director, resigned for personal reasons. On June 15, 2005, our Vice Chairman, Dr. Alexander Kavic, was asked by our Board of Directors, to tender his resignation. Dr. Kavic complied and resigned on that date. The resignation was due to his personal and business situation that did not allow him to properly fulfill his duties to us.

On August 30, 2005, Joseph Daniele, our Chief Legal Advisor, also became our director. Effective September 1, 2005, we dismissed our President, Dr. Margaret Bywater due to differences of opinion in our strategic direction. Leonard Stella, our CEO, and other officers assumed tasks previously handled by Dr. Bywater. On February 22, 2006, we named Dr. Bahige Baroudy our new President and Chief Scientific Officer replacing Dr. Bywater. Also, the resignation of Carole Robert, Vice President of Government Affairs and Sales Development and Thomas Bourne, Corporate Secretary, both for personal reasons, was accepted by our Board at its February 22, 2006 Board meeting. The work of the aforesaid 2 officers has been allocated to other officers and our Board did not name any replacements for either officer. At the same February 22, 2006 Board meeting, Dr. Meir Sacks was dismissed from his post as Chief of Pharmacology and replaced by Dr. Bahige Baroudy.

On September 29, 2005 we announced that we had commenced a relationship with Dr. Hagai Ginsburg, a world-renowned malaria expert. Dr. Ginsburg has joined us as a scientific advisor and consultant, to assist us in our anti-malarial efforts.

RESULTS OF OPERATIONS


Three months ended February 28, 2006 Compared to February 28, 2005

In 2006 our subsidiary MH-B had revenue of $81,460, an initial payment for work for a multi-national cosmetic firm. We had no income in 2005.

In 2005 we had $1,949,805 of operating expenses vs. $1,167,353 in 2006, broken down as follows:

Comparative figures 3 months ended February 28, 2006 and 2005

2005
                                      Stock           Non-Stock
                                      Compensation    Expense         Total
                                      ------------    -------         -----
Admin salaries                                --      $   36,595      $   36,595
Consulting                            $  105,649      $   23,182      $  128,831
Development                           $   66,666      $    4,104      $   70,770
Marketing                             $  603,439      $    5,372      $  608,811
Patent Rights                         $  850,000      $  125,000      $  975,000
Other S, G and A                      $    5,500      $  124,298      $  129,798
                                      ----------      ----------      ----------
                                      $1,631,254      $  318,551      $1,949,805
                                      ==========      ==========      ==========

2006
                                      Stock           Non-Stock
                                      Compensation    Expense         Total
                                      ------------    -------         -----

Admin salaries                        $   96,000      $    7,880      $  103,880
Consulting                            $  232,070      $    3,940      $  236,010
Development                           $  580,181      $   44,124      $  624,305
Marketing                             $  143,282              --      $  143,282
Other S, G and A                              --      $   59,876      $   59,876
                                      ----------      ----------      ----------
                                      $1,051,533      $  115,820      $1,167,353
                                      ==========      ==========      ==========

In 2005, we paid our principal officers $36,595 in salaries and had salaries of $103,880 in 2006. Higher salaries were paid in 2006 reflecting a healthier cash flow and a much heavier work load.

We had consulting fees of $128,831 in 2005 and $236,010 in 2006. The higher expense in 2006 was a result of stock compensation paid to a business consultant for their role in our acquiring the intellectual property and research equipment from Advance Pharma.

We had marketing expenses of $143,282 in year 2006 and $608,811 in 2005. Our decreased expenses are due to a greater effort on promoting MMH MALAREX(TM)/ MMH 18(TM), preparatory to receiving our first large commercial sales order in 2005. This entailed enlisting entities that had entree into governmental departments and already established distribution networks. In the first quarter of 2006 we concentrated our effort on the purchase of the Advance Pharma assets and their future utilization to add value to Millenia Hope Inc.

We incurred development costs of $624,305 during the 2006 period as compared to $70,770 for 2005. 2005 represented costs for several MALAREX MMH 18(TM) trials, in the Republic of Central Africa (RCA), and preliminary costs for planned tests. 2006 represented the expensing of deferred stock compensation of $390,000 from 2005 work and $175,000 for newly started projects in HIV/AIDS and our Hope Village project, and other misc. development costs.

General and administrative expenses were $59,876 for 2006. This represented a decrease of $69,917 from $129,793 in 2005. This decrease was attributable to the fact that in 2005 we included product costs of $67,000 in our S,G and A section which subsequently became our inventory at the end of May 2005. Any product related costs in 2006 were included as part of development costs.

In 2005 we purchased three patent rights for $125,000 in cash and five million shares of common stock valued at $450,000 and five million options valued at $400,000 (said purchase was invalidated and rescinded, subsequently, on August
2005). No such transaction occured in 2006. The entire amount, $975,000 was recorded as purchased R&D.

As a result of the foregoing we incurred an operating loss of $1,936,305 for the quarter ended February 28 2005, compared to a loss of $1,072,393 for the quarter ended February 28, 2006.


Year ended November 30, 2005 Compared to Year Ended November 30, 2004.

Total revenue for the fiscal year ended 2005 was $260,470 as compared to $0 in revenue for the same period in 2004. This is due to the fact that we made our initial MALAREX/MMH(TM) 18 sales in 2 African Countries in 2005 and no sales in 2004.

In fiscal year ended 2004, we had $2,255,117 of operating expenses vs. $7,386,613 in fiscal year ended 2005, broken down as follows:

Comparative figures year ended November 30, 2005 and 2004


2004
                                                               Stock            Non-Stock
                                                            Compensation         Expense           Total
                                                             ----------        ----------        ----------
Administrative Salaries                                      $  600,000        $   56,629        $  656,629
Consulting                                                   $   57,001        $    8,506        $   65,507
Office                                                       $   63,000        $   40,851        $  103,851
Other Development                                            $  272,087        $        0        $  272,087
Marketing                                                    $  803,681        $        0        $  803,681
Rental Exp                                                   $  290,000        $   36,976        $  326,976
Other S,G and A                                              $   14,094        $   12,292        $   26,386
                                                             ----------        ----------        ----------
                                                             $2,099,863        $  155,254        $2,255,117
                                                             ==========        ==========        ==========

2005
                                                               Stock            Non-Stock
                                                            Compensation         Expense           Total
                                                             ----------        ----------        ----------
Administrative Salaries                                      $1,734,500        $  412,605        $2,147,105
Consulting                                                   $  786,169        $  140,222        $  926,391
Office                                                       $   85,300        $   72,356        $  157,656
Other Development                                            $1,732,682        $   66,279        $1,798,961
Marketing                                                    $1,857,502        $   83,920        $1,941,422
Rental Exp                                                   $        0        $   46,393        $   46,393
Other S,G and A                                              $        0        $  367,968        $  367,968
                                                             ----------        ----------        ----------
                                                             $6,196,153        $1,189,743        $7,385,896
                                                             ==========        ==========        ==========

In fiscal 2005, we paid our principal officers $2,147,105 in salaries vs $656,629 paid in fiscal 2004. Most of the fiscal 2005 and fiscal 2004 salary was in stock compensation and our principal 5 officers received higher pay in fiscal 2005 for a much greater work load.

In fiscal 2005, rental costs were $46,393, while the fiscal 2004 rental expense was $326,976. Fiscal 2004's greater expense was due to a settlement of 2003 and 2002 rental arrears for shares whose fair market value exceeded the debt due by $213,150.

We had marketing expenses of $1,941,422 in fiscal year 2005 and $803,681 in fiscal year 2004. Our increased expenses are due to a greater effort on promoting MALAREX/MMH(TM) 18. In fiscal 2005, we received our first commercial sales order. We made an even greater effort to receive sales orders from several West African nations and to lay the foundation for fiscal 2006 sales. This entails enlisting entities that have entree into governmental departments and already established distribution networks, as well as governmental and NGO contacts to effect the latter effort.

We incurred other development costs of $1,798,961 during fiscal 2005 as compared to $272,087 for the fiscal year 2004. Fiscal year 2004 was the cost of receiving further selling authorizations, plus several MALAREX/MMH(TM) 18 trials. Fiscal year 2005 represents costs for several completed and ongoing MALAREX/MMH(TM) 18 trials, in the Republic of Central Africa (RCA), in Guinea (Conakry) and preliminary costs for planned future tests in the Dominican Republic, RCA and Guinea (Conakry). We also had expenditures for pending homologations in a number of nations and for development work regarding our new formulation for multi-drug resistant malaria strains and for developing formulations of MALAREX/MMH(TM) 18 for other disease indications.

Office expense was $157,696 in fiscal year 2005 and $103,851 in fiscal year 2004. This was due to greater administrative and clerical expenses due to a heavier work load in fiscal year 2005.

Our consulting expenses in fiscal year 2005 were $927,391 as opposed to $65,507 in fiscal year 2004. Again, as we come closer to attaining our sales goals and positioning the corporation for continued future growth, we incur the need for expertise and guidance to place us on a solid and secure footing. We hired consultants to aid us in our administrative tasks, to give us guidance in how to proceed in gaining entree to various new African and Asian markets and in positioning our corporate profile to help with financing and investing.

Other general and administrative expenses were $367,385 for fiscal year 2005. This represented an increase of $340,999 from $26,386 for fiscal year 2004. This increase was attributable to an increase in day to day operating expenses, in our successful effort to bring our initial sales of MALAREX/MMH(TM) 18 to market and to expose us in the public marketplace.

In fiscal year 2004, we took a $559,739 reserve against our note receivable, whereas in fiscal year 2005, we had no reserve.

As a result of the foregoing, we incurred a net loss of $2,774,149 for the fiscal year 2004, compared to a net loss of $7,288,530 for the fiscal year 2005.

Liquidity and Capital Resources


At February 28, 2006 we had negative working capital of $443,727. At November 30, 2005, we had negative working capital of $13,641. Additional capital and/or borrowings will be necessary. Management anticipates generating revenue through the sales of Malarex/MMH(TM) 18 during this fiscal year. The officers and directors of the Company have indicated their commitment to fund the operations of the organization during the next fiscal year until the organization can generate sufficient cash flow from operations to meet current operating expenses and overhead. Management anticipates its consolidated net cash needs at $2,500,000 for the fiscal year ending November 30, 2006.


Effect of Recent Accounting Pronouncements

In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS 151 "Inventory Costs". This Statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). In addition, this Statement requires that allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities. The provisions of this Statement will be effective for the Company beginning with its fiscal year ending December 31, 2006. We are currently evaluating the impact this new Standard will have on our operations, but believe that we will not have a material impact on our financial position, results of operations or cash flows.

In December 2004, the FASB issued SFAS 153 "Exchanges of Non monetary Assets - an amendment of APB Opinion No. 29". This Statement amended APB Opinion 29 to eliminate the exception for non monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non monetary assets that do not have commercial substance. A non monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The adoption of this Standard is not expected to have any material impact on our financial position, results of operations or cash flows.

In December 2004, the FASB issued SFAS 123 (revised 2004) "Share-Based Payment." This Statement requires that the cost resulting from all share-based transactions be recorded in the financial statements. The Statement establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement in accounting for share-based payment transactions with employees. The Statement also establishes fair value as the measurement objective for transactions in which an entity acquires goods or services from non-employees in share-based payment transactions. The Statement replaces SFAS 123 "Accounting for
Stock-Based Compensation" and supersedes APB Opinion No. 25 "Accounting for Stock Issued to Employees". The provisions of this Statement will be effective for us beginning with our fiscal year ending December 31, 2006. We are currently evaluating the impact this new Standard will have on our financial position, results of operations or cash flows.

In March 2005, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No.107 (SAB 107) which provides guidance regarding the interaction of SFAS 123(R) and certain SEC rules and regulations. The new guidance includes the SEC's view on the valuation of share-based payment arrangements for public companies and may simplify some of SFAS 123(R)'s implementation challenges for registrants and enhance the information investors receive.

In March 2005, the FASB issued FIN 47, Accounting for Conditional Asset Retirement Obligations, which clarifies that the term 'conditional asset retirement obligation' as used in SFAS 143, Accounting for Asset Retirement
Obligations, refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. FIN 47 requires an entity to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value can be reasonably estimated. FIN 47 is effective no later than the end of the fiscal year ending after December 15, 2005. We do not believe that FIN 47 will have a material impact on our financial position or results from operations.

In August 2005, the FASB issued SFAS 154, Accounting Changes and Error Corrections. This statement applies to all voluntary changes in accounting principle and to changes required by an accounting pronouncement if the pronouncement does not include specific transition provisions, and it changes the requirements for accounting for and reporting them. Unless it is impractical, the statement requires retrospective application of the changes to prior periods' financial statements. This statement is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005.

                             BUSINESS - OUR COMPANY

                             A SUMMARY OF WHAT WE DO

BACKGROUND

We were incorporated in Delaware on December 24, 1997. We initially authorized 70,000,000 shares of our common stock, par value $.0001. On August 9, 2004 we filed a certificate of amendment increasing our authorized shares of common stock to 180,000,000 shares and authorizing 50,000,000 shares of preferred stock, par value $.0001.

THE BUSINESS

We were formed to further develop and distribute an anti-malarial agent called MALAREX/MMH(TM) 18 (the "Product"). We have also filed further patent applications for indications besides malaria, and another patent application for multi-drug resistant strains of malaria.

Our goal as a biopharmaceutical corporation is to both purchase and develop patented drugs dealing with infectious diseases specifically, but not exclusively, anti-malarial agents. To date, we have had only insignificant sales. Further, internally generated funds may not be sufficient to fund our operation for the upcoming fiscal year, if our recent financing is not sufficient. However, our officers and directors have committed to fund our operations for the next fiscal year, should there be any shortfall. However, there is no guarantee they will be able to honor this commitment.

MALARIA, THE DISEASE

Malaria is predominant in four regions of the world: Africa, India, South East Asia and Central and South America.

Malaria is one of the most debilitating diseases in the developing world today. Once thought to be virtually eradicated, malaria has resurfaced to affect over 500 million people annually. This is only the reported cases. It is suspected that the reported cases may represent less than one third of actual existing cases. It is now known that mosquitoes have not only been able to develop an immunity to the chemical insecticides used to control breeding but, they have also developed resistance to many of the most commonly used anti-malarial drugs on the market today.

Malaria is a disease that is caused by a parasite that involves the red blood cells of humans. The parasites are ingested, primarily, by the female mosquito when feeding on an infected person's blood and then spread when biting another person. Once inside the mosquito, the parasites migrate to the salivary glands where they are free to be transmitted with the next bite.

Four species of malaria parasites cause disease in humans: Plasmodium vivax, P. Malariae, P. Falciparum and P. Ovale.

The World Health Organization estimates that some 500 million people each year are affected by malaria. The effect that malaria has on the world is truly devastating, particularly on women. Malaria accounts for almost 3 million deaths, a large portion of which are children. Children are dying from malaria at the rate of 20,000 a week. Malaria is a major cause of death in first-time mothers and is the leading cause of death of African children under the age of 5.

P. Falciparum is the most common and causes the majority of deaths, accounting for approximately 90% of African and about 50% of India, South East Asia and Latin America malaria cases. P. Falciparum is the form of malaria that we are working to fight, accounting for approximately 55-60% or 275-300 million of the known cases of malaria and approximately 850,000 - 1,500,000 deaths.

The economic losses affected with malaria are estimated at US$ 12 billion annually and if the trend is not reversed will soon continue to escalate. A single bout of malaria is estimated to cost a sum equivalent to 10-20 working days in India or Africa.

CURRENTLY AVAILABLE TREATMENTS

In the pursuit of the eradication of malaria, scientists and researchers have developed many different drugs to battle the parasite. As the parasite develops a resistance to an earlier generation of medications, researchers must continue to look for other drug combinations that will be effective in controlling the disease.

As per the Malaria Foundation International (2004), malaria now kills more people than it did 3 decades ago. The WHO has made the roll back of Malaria, by 50% during the decade ending 2011, one of its 4 major objectives of the current decade.

Quinine, a natural product from the bark of the cinchona tree, was one of the first treatments for malaria and appeared in the 17(th) century. It is still effective but can be toxic. Quinine remained the drug of choice for treatment and prevention until 1942 when it was replaced by chloroquine. With widespread chloroquine resistance, quinine together with artemether has once again become an important treatment for malaria.

Chloroquine (Aralen is the brand name of Sanofi Synthelab Inc.), was first used in the 1940's and is a weekly treatment. Today it is manufactured by all the major pharmaceutical companies. The first cases of resistance were found in South America and South East Asia in the early 60's and it is now practically ineffective almost everywhere. However it is still the most widely used anti-malarial treatment in Africa as it is the cheapest drug available.

Sulfadoxone / pyrimethamine (Fansidar is the brand name of Roche), was developed in the 1960's. The treatment consists of three doses taken together in one day. Today, this drug is manufactured by a number of pharmaceutical companies; the Fansidar trademark belongs to Hoffman LaRoche. Despite widespread resistance in South East Asia and parts of South America, it is starting to become the first line of treatment in some African countries where chloroquine resistance is even more widespread.

Mefloquine (Lariam is the brand name of Roche), was developed by the U.S. army in the early 1980's and commercialized by Hoffman LaRoche. Resistance has been observed since the early 1980's, particularly in the South East Asian countries.

Halofantrine, was also developed by the U.S. army and marketed by SmithKline Beecham. In the 1990's, cross-resistance with mefloquine and side effects (sometimes severe) have been observed.

Artemisinins, (derived from an ancient Chinese herbal remedy) comprise a family of products. The two compounds most widely used, mainly in South East Asia, are artemether and artesunate, They are not yet widely used in part due to toxicity fears. Due to the high rate of treatment failures, artemisinins are now also being combined with other anti malarial agents and are becoming one of the drugs of choice.

Currently, drugs based on new compounds are being tested. The aforementioned information was reported in the Malaria Foundation Fact Pack, updated as of February 2004, Section 8. The Fact Pack can be found at www.malaria.org.

An analysis of the current problems being experienced with the available drugs as listed by the Malaria Foundation Fact Pack and summarized above leads to the conclusion that all of the above families of anti-malarial agents have the same problem in common: the resistance developed by malaria to a greater or lesser degree to each of the above mentioned drugs.

As per a study done by the Center for Disease Control (CDC) in Atlanta, Georgia,
(2001),there is up to 70% resistance (recent studies show upwards of 75% resistance) to three most commonly used anti-malarials in West Africa, Chloroquine, Sulfadoxone and Mefloquine. It is imperative to develop new anti-malarial drugs to fight the problem of parasitic resistance to the drugs currently being used. As of 2004 the WHO issued an edict to its constituent agencies to stop funding chloroquine, sulfodoxone and mefloquine, due to their ineffectiveness based on their parasitic resistance problem.

PRODUCT HISTORY

MALAREX/MMHTM18

The refining process of MALAREX/MMHTM18, using the species called Peschiera found in Brazil, was successfully implemented by the research team of Rossi and Motta in 1997. Thereafter, Millenia bought all rights to MALAREX/MMHTM18 from the co-owners of the patent applications, Mr. Rossi and Mr. Motta on January 7, 1998. As of February 28, 2006, Millenia has been given the authorization to sell MALAREX/MMH(TM)18 in 18 West African countries, Guinea (Conakry), and Congo (Brazzaville), Togo, Burundi, Central African Republic, Benin, Gabon, Chad, Niger, Mali, Senegal, Democratic Republic of Congo, Guinea (Equatorial), Cameroon, Ghana, Sierra Leone, Mauritana and Burkino Faso as well as the Caribbean nation of the Dominican Republic.

Extracted from natural sources, MALAREX/MMHTM18 is not a synthetically derived drug. MALAREX/MMHTM18 has had successful tests in the treatment of malaria and is continuing with further ongoing tests to bolster its scientific platform, to further validate its safeness, to allow it to continue to receive further selling authorizations and to improve the efficacy and usefulness of the product.

Throughout in-vitro (cultured cell-tests) and in-vivo (live trials) tests (see Test Results below), no serious side effects were detected. When treated with MALAREX/MMHTM18, there was no need to take post treatment vitamins or other additives for restructuring the immune system. Moreover, because of its immune-modulatory properties (see test results - Journal of Natural Products, volume 57, November 1994), the extract is non-allergenic and non habit forming. Currently, MALAREX/MMHTM18 (active ingredient-Voacamine) is produced in capsule form.

We continue to have regular commercial access to Voacamine processed by producers in Southern Brazil and do not foresee any supply shortages in the near future. Even though we do not have exclusive access to Voacamine, there are no problems in acquiring Voacamine commercially from producers in the region to satisfy our needs. The encapsulation and packaging of MALAREX/MMHTM18 is done by Ropack, a HACCP, cGMP and ISO 9002 firm based in Montreal, Canada.

MARKET SIZE

According to the World Health Organization (2002), malaria risks of varying degrees exist in 100 countries and territories. Estimates of populations at risk within these 100 countries total in excess of 2.3 billion people or 40% of the world's population.

The WHO estimates 1.5-2.7 million deaths from malaria of which approximately 850,000- 1,500,000 are caused by P. Falciparum. In addition to the reported cases of contracted malaria, control programs dispense medication for the prevention of malaria in the amount of a further 70 million plus complete treatments annually.

The WHO estimates that for each clinical case reported, there exists at least one, possibly two, that are unreported. Relative to the enormous number of infected humans, it would be virtually impossible to eradicate the disease altogether. If the disease was better controlled prevention, rather than treatment, would become the dominant control factor.

Estimates of expenditures on treatment for the control and prevention of malaria are in excess of US$10 Billion annually. The World Bank, per its figures, allocates US$ 2.5 Billion to third world countries for treatments of insidious African diseases, specifically malaria.

DISTRIBUTION AND PRICING

Our objective is to see that MALAREX/MMHTM18 is made available to as many people, as quickly as possible. In order to accomplish this goal, we will initially rely upon already existing distribution networks. We intend to make MALAREX/MMHTM18 available at prices that are, for a new anti-malarial agent with no parasitic resistance, competitive with the cost of other comparable drugs currently used in the treatment of malaria. This, and MALAREX/MMHTM18's lack of harmful side effects, will facilitate MALAREX/MMHTM18's entry into the marketplace.

We  are  currently  poised  to  begin  selling  MALAREX/MMHTM18  in  significant
quantities.   To  this  end,  we  have  already   made  our  initial   sales  of
MALAREX/MMHTM18 in Africa, in 2005.

PATENTS AND INTELLECTUAL PROPERTY

Our two patents are as follows: MALAREX/MMHTM18 and treatment for multi-drug resistant strains. Our portfolio covers the active ingredients from the peschiera plant extract. Based on discoveries in the development program, we have submitted a global patent covering a profile of active ingredients from the plant, and the additional clinical properties of the product, namely anti-parasite, anti-viral and antibacterial activities. Today, the patent is in the international phase. The application was filed August 4, 2005 (application number 11/196,175) covering the method for potentiating primary drugs in treating mulit drug resistant parasitic disease cells.

The second United States patent is an anti-parasitic and/or anti-viral and.or anti microbial compositions, a PCT International Application filed on September 15, 2005 under number PCT/CA2005/001405.

We have also received a trademark for MALAREX/MMHTM18. It was filed in Canada on September 27, 2005 under serial number 1,273,554.

TEST RESULTS

As reported in a study in the Journal of Natural Products Vol. 57 November 1994, under the auspices of the College of Pharmacy of the University of Illinois at Chicago, Voacamine acted to enhance the growth inhibition of multi-drug resistant cytotoxic cells present in certain malignant diseases such as Hodgkins.

Efficacy, Non-Toxicity Studies

Toxicity In-Vitro Study - University of La Spienza Rome, Institute of Superior Health of Rome - 1997 (Prof C. Galeffi, Prof. M. Nicoletti, Dr. P. Olliafo, Dr.
L. Turchetto and the World Health Organization)

- IC 50 level reached at extremely low doses (proof of very low or non-toxicity levels)

Clinica Ospedada diAnchilo, Napula, Mozambique

- IC 50 level reached at very low doses of Voacamine

Efficacy In-Vitro, Ex-Vivo Study - McGill University Health Centre - 2000 (Professors Erwin Schurr, Di Flumeri)

- Substantial decrease in parasite replication and growth.

Toxicity In-Vivo Study (Sprague - Dawley rats) - ITR Laboratories - 2001

- Single oral administration of MMH MALAREXTM - free of harmful effects at the very high dosage level of 2000 milligrams/kilograms.

Clinical Trials

Trial done by Dr.  Francesco  du Chaira - Clinic  Ospedale di Anchilo,  Nampula,
Mozambique: (Initial proof of concept)

- 1998 - 74 patients suffering from Falciparum Malaria - 67 patients were completely cured after 4 days of treatments.

Trials done by Professor Same Ekobo, National Coordinator of Cameroon's Anti-Malarial Program and Director of the Center for Parasite Research in Yaounde, Cameroon, West Africa:

Initial trial to establish treatment dosage levels (equivalent to Phase IIa)

- November 1999 - 30 patients suffering from acute Falciparum Malaria.
- 18 patients were completed cured after 4 days of treatments.
- 12 patients - suffering from extremely elevated parasitic levels, saw a significant

      -     reduction from their previous levels.

      -     Side effects, 2 cases of nausea.

Follow-up trials (equivalent to phase IIb)

- September 2001, 17 patients suffering from acute Falciparum Malaria.
- All 17 patients were completely cured after 4 days of treatments.
- Side effects - 1 case of diarrhea, 1 of headache and 1 of dizziness.
- November 2001, 30 patient suffering from acute Falciparum Malaria
- All 30 patients were completely cured after 4 days of treatments.
- Side effects 1 case each of dizziness, headache and vomiting.
- 96.6% of the patients were ready to take MALAREX/MMHTM18 again should they incur another episode of malaria.

- November 2003, 102 patients suffering Falciparum Malaria
- Comparative test with Camoquine-quinine based established anti-malarial
- Positive results achieved vs. Camoquine in both efficacy and lack of negative side effects.

Trial done by Max Koula, National Co-ordinator of the Republic of Central Africa's anti-malarial program, Dr. Etienne Fernand Gbagba, Chief of Emergency Medical Services at Community Hospital in Bangui, Republic of Central Africa and Dr. Wilfred Nambei, an immunologist and the head of Parasitology and Microbiology at the University of Bangui.(equivalent to phase III)

- February 2004, 31 patients suffering Falciparum Malaria
- 93.5% of the patients exhibited positive clinical responses (per WHO guidelines) after 5 days of treatments
- Side effects - slight cases of dizziness, earaches and vomiting

Trial done by Dr. Soriba Cisse (equivalent to Phase III)

- In September 2005, we enrolled 230 persons in a trial at the Coca Cola facility in Guinea (Conakry), Africa. This trial, utilizing World Health Organization (WHO) approved protocols in a closed testing environment, was administrated by Dr. Soriba Cisse and staff from the Clinique Pasteur in Guinea (Conakry). Dr. Cisse is our Vice-President, Research and Development. Of the 230 persons enrolled, 55 had malaria and all 55 (100%) were cured within 3 days of taking MALAREX/MMH(TM) 18. The patients were monitored for 28 days and there was no recurrence of malaria in any of the patients, even though this is a high risk malaria region.

UPCOMING TRIALS

MALAREX/MMHTM18 for children will be tested in a pediatric study of children, from 5-17 years of age, that have non-complicated malaria. This study will be conducted by Dr. Nambei in RCA, using World Health Organizations (WHO) protocols and monitored by the regional WHO and the Pasteur Institute. The trial will utilize a new formulation of our pediatric product to replace a previous formulation that had unsuccessful results in RCA in 2005.

We are also planning a large scale trial in Benin (equivalent to Phase III) in conjunction with a Benin NGO. This test will also be run utilizing WHO protocols and under the supervision of the regional WHO.

GOVERNMENT REGULATIONS

In order to safeguard their citizens, governments around the globe require extensive proof that a new drug is completely safe, within statistical parameters, before allowing it into the marketplace. Since we are cognizant of the above and of our own responsibility to the public, we have collated the extensive laboratory and research data as well as the live trial tests for MALAREX/MMHTM18 pursuant to our receiving the designation as a prescription drug.

As well, all countries require certain protocols be followed in order to grant selling authorizations for a pharmaceutical product. We have followed those protocols and procedures and have received 19 country selling authorizations, to date. Several other requests for selling authorizations are pending and we expect a positive response in those cases, as well.

PRODUCT LIABILITY

Any drug or pharmaceutical product poses, by its nature, some level of risk. Since drugs are widely disseminated among populations, all precautions must be taken to ensure that the potential risk of any drug is kept to the barest minimum. Since MALAREX/MMHTM18 is an all natural product and not chemically produced, its potentially damaging side effects are minimized. This does not mean that no side effects might occur even with the most rigorous testing standard applied, but rather that by their nature this compound is inherently less susceptible. This being noted, as the product has been authorized for use as an anti-malarial drug in 19 countries, and has just entered the commercialization phase, we are negotiating with several liability insurance carriers to obtain the appropriate liability and product insurance commensurate with the statistical risk factors.

ACQUISITIONS

On February 14, 2006, our Canadian subsidiary, Millenia Hope Pharmaceuticals (which will now use the commercial name - Millenia Hope Biopharma or MH-B), purchased intellectual property and research equipment from Avance Pharma, for $526,000.

EMPLOYEES

As of March 27, 2006, our eight officers and one administrative employee are our only employees. With the exception of Jeffrey Brooks, they are all full time employees. The responsibilities of our officers are as follows:

Leonard Stella - Chief Executive Officer and Director: responsible for our day to day operations, long term strategic planning and operational coordination; head of the sales and marketing teams; handles overall coordination of all scientific data, testing, etc.

Bahige Baroudy - President and Chief Science Officer: assists the CEO with day to day functions, reviews all scientific data of both Millenia Hope Inc. and our subsidiary MH-B; heads up all new drug discovery efforts of both the parent and subsidiary companies.

Yehuda Kops - Chief Operating Officer and Director: oversees all accounting functions, budgeting, financial statements, cash flow projections, etc. and is involved with reporting requirements as well as long term strategic planning and overall operations, together with the CEO and CFO.

Hugo Valente - CFO and Director: responsible for corporate compliance, financing requirements of the operations, cost controls and investor relations, as well as being involved with the long term strategic planning.

Jacky Quan - Executive VP, Treasurer and Director: Responsible for oversight of the Asian, South American and Caribbean markets; ascertains that sufficient funds are present for Millenia to fulfill its day to day operating obligations.

Joseph Daniele - Chief Legal Advisor and Director: reviews all contracts and participates in all our negotiations and acquisitions; assist with our marketing and sales effort in Africa.

Dr. Soriba Cisse - Vice President Research and Development: responsible for evaluation and coordination of scientific data and trials, on site in Africa for the aforementioned, and ensures that MALAREX/MMH(TM) 18's scientific platform is comprehensive and complete; work done under and in conjunction with Dr. Baroudy.

Jeffrey Brooks - Vice President Operations: responsible for production and quality control of MALAREX/MMH(TM) 18 and other future products, once large scale commercialization commences. He currently works 2 days a month for us.

In addition to our eight officers and administrative assistant, as part of our lease, we have access to additional clerical services. None of our employees belongs to a union and we believe that our relations with our employees are good. We know of no conflicts of interest between any of our officers and us.


MATERIAL AGREEMENTS

We do not have any material agreements.

RECENT FINANCING

On March 8, 2006, we finalized financing agreements, which was approved by our Board of Directors on March 27, 2006, by executing a securities purchase agreement with the following entities: AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millenium Capital Partners II, LLC. Under the securities purchase agreement, we will issue up to $2,000,000 in callable secured convertible notes. The notes are convertible into shares of our common stock, as per their convertibility. The conversion price is based on the average of the lowest three intra-day trading prices during the 20 trading days immediately prior to the conversion date discounted by 40%. The potentiality of conversion and the timing of the conversion is at the option of the borrower, except in the case of a loan provision default where it is then at the option of the lender. The notes are secured by a grant of a general security interest in all of our assets both tangible and intangible.

In addition, we are to issue Series A and Series B stock purchase warrants convertible into shares of our common stock on a one for one basis. The exercise price for the A Warrants is $.10 per share and the B Warrants is $.25 per share. The term of the warrants is seven years.

A consulting firm, Fairhills Capital based in New York, will receive a commission of $225,000 of the total gross proceeds of $2,000,000 for arranging for this financing.


To date, we have received gross proceeds of $1,300,000 under the terms of the securities purchase agreement. We shall receive the balance as follows: (i) proceeds of $700,000 when this registration statement is declared effective by the SEC. If the registration statement is not declared effective by July 6, 2006, we must pay a penalty of 2% of the outstanding principal balance of the borrowed funds for each thirty-day period that the registration statement is not declared effective.



                             DESCRIPTION OF PROPERTY

We lease our corporate executive office at 1250 Rene Levesque West, Suite 2200, Montreal, Quebec at an annual rental, excluding office expenses, of $4,000 pursuant to the terms of a lease commencing March 1, 2006. The office is part of a corporate office sharing suite operated by HQ Global Workplaces.


                                LEGAL PROCEEDINGS

A Barbadian corporation sued us in 2001 in the Superior Court of Quebec for 607,000 shares as compensation for work allegedly done for us. We vigorously deny this and, together with our counsel, feel that the suit is baseless. We are awaiting a trial date.

Informatics Services Inc. v. Millenia Hope Inc., Case No. 500-05-068900-016, Superior Court of Quebec - An action brought by the plaintiff against us for services rendered. Plaintiff claims it is entitled to shares of our common stock. We have taken the position that the services were not rendered by the plaintiff. We have also cross claimed against the plaintiff in the amount of $20,000.

Robic S.E.N.C. v. Millenia Hope Inc. - two lawsuits brought against us as follows: (1) Case No. 500-22-068744-021 - action for services rendered. There has been a judgment rendered against us on November 13, 2002 in the amount of $18,168.98. We intend to pay this in full. To date, we have not paid anything. We have a verbal agreement regarding the terms of payment which will allow us to make payments through December 31, 2007; and (2) Case No. 500-17-012349-026 - action for services rendered. There has been a judgment rendered against us on June 6, 2002 in the amount of $31,541.42. To date, we have paid $8,000.


                                   MANAGEMENT
                        DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth information about our executive officers and directors.


Name                                      Age        Position
----                                      ---        --------
Leonard Stella                44         Chief Executive Officer and Director
Bahige Baroudy                54         President and Chief Science Officer
Yehuda Kops                   51         Chief Operating Officer and Director
Hugo Valente                  55         Chief Financial Officer, Principal
                                         Accounting Officer and Director
Jacky Quan                    37         Executive Vice President, Treasurer
                                         and Director
Joseph Daniele                42         Chief Legal Advisor and Director
Soriba Cisse                  49         Vice President - Research and
                                         Development
Jeffrey Brooks                55         Vice President Operations

Set forth below is certain biographical information regarding our executive officers and directors:

The above listed officers and directors will serve until the next annual meeting of the shareholders or until their death, resignation, retirement, removal, or disqualification, or until their successors have been duly elected and qualified. Vacancies in the existing Board of Directors are filled by majority vote of the remaining Directors. Officers of the Company serve at the will of the Board of Directors. To our knowledge, there are no agreements or understandings for any officer or director to resign at the request of another person nor is any officer or director acting on behalf of or is to act at the direction of any other person other than in his fiduciary capacity of and for the benefit of us and at our direction.

Leonard Stella - CEO and Director.

Mr. Stella has been our Chief Executive Officer since October 2002. Prior to such time, he was our Chief Operating Officer from January 1998 until September 2002. He received a Bachelor of Arts degree from McGill University in 1984, and received his Graduate Diploma in Administration from Concordia University in 1986. In 1987, Mr. Stella founded and operated a residential and commercial property developer, Dominion Certified Development. In 1997, he became our founder and director.

Dr. Bahige Baroudy - President and Chief Science Officer

Dr. Baroudy joined Avance Pharma in early 2004 (of which the equipment and intellectual property were recently acquired by our subsidiary, Millenia Hope Biopharma) and was responsible for leading the company's drug discovery efforts. He has 25 years of industry/academic experience in basic research, infectious disease drug discovery and virology, antiviral and antimicrobial therapy at the Schering-Plough Research Institute located in New Jersey, where he spearheaded the successful development of CCR5 antagonists that are currently in human clinical trials as HIV entry inhibitors. Dr. Baroudy earned a place on "The Scientific American 50" list as the top Research Leader of 2003 in the Medical Treatment category for this contribution. Prior to joining Schering-Plough, Dr. Baroudy was Director, Division of Molecular Virology at James N. Gamble Institute of Medical Research in Cincinnati, Ohio, from 1989 to 1995, where he established research programs in viral hepatitis and liver diseases, HIV/AIDS and vaccinia virus expression and pathogenesis. Dr. Baroudy received his Ph.D. in Biochemistry from Georgetown University. He received his Bachelor of Science degree in 1978 from the American University of Beirut in Maryland.

Yehuda Kops, Chartered Accountant - Chief Operating Officer and Director

Mr. Kops has been our Chief Operating Officer and Director since 2002. In 1999, he joined us as our chief internal accountant. Mr. Kops has expertise in financial analysis, due diligence and compliance work. He received his Bachelor of Commerce (distinction) from McGill University in 1976), and his Diploma in Management in 1978. In 1978, he received his Chartered Accountancy degree from the Order of Chartered Accountants of Canada..


Hugo  Valente,   Chartered  Accountant  -  Chief  Financial  Officer,  Principal
Accounting Officer and Director

Mr. Valente has been our Chief Financial Officer, Principal Accounting Officer and Director since March 2004. Prior to such time, he was a money manager from 2001 to 2004 with Assante Capital Management. In 1971, he received his Bachelor of Commerce degree from Concordia University. In 1974, he received Chartered Accountants degree from McGill University. He was an auditor with Touche Ross and from 1981-2003 worked in a senior executive capacity for companies in the financial services industry.


Jacky Quan - Executive Vice President, Treasurer and Director

Mr. Quan has been our Executive Vice President, Treasurer and Director since April 2005. From 1998 to the present, he has been the President of La Cite De L'Orient, a restaurant located in Val D'or, Quebec, Canada. Her is not presently working there. Mr Quan is active in the capital markets for funding of start up companies, has relationships in the Asian marketplace, specifically with the Vietnamese and Chinese communities and the Hispanic markets of the Caribbean and South America. In 1992, he obtained a college degree from Bois-de Boulogne in Montreal, Canada

Joseph Daniele - Chief Legal Advisor and Director

In April 2005, Mr. Daniele became our Chief Legal Advisor and Director. From 1987 through 1994, he practiced law at the law firm of Bissonet, Mecandante, Daniele based in Montreal, Canada. At the firm, he specialized in financial transactions, Letters of Credit, bank guarantees, debentures, stocks and bonds. In 1983, Mr. Daniele received his Bachelor of Arts degree in history and political science, at McGill University in Montreal and in 1986, his law degree from the University of Sherbrooke located in Sherbrooke, Quebec, Canada.

Dr. Soriba Cisse, Vice President - Research and Development

Dr. Cisse has been our Vice President - Research and Development since April 2005. From 1996 through 2004, he was a private entrepreneur involved in real estate, farming, fishing and mining in Guinee, Africa. He also acted as an advisor for the AIDS program of FONDIS and as a special advisor to the Guinee, Africa Minister of Health. He is a neurobiologist and will head our product development. He attended medical school at the University d'Abidjan located in Cote d'Ivoire, Africa. Prior to this, her received the following degrees: (i) 1980 - Bachelor of Science degree in Cell Biology from the University of Quebec, located in Montreal; (ii) 1986 - Master of Science degree in Cell Biology from the University of Quebec, located in Montreal; (iii) 1990 - Ph. D degree in Cell Biology from the University of Quebec, located in Montreal. From 1992 - 1994, he also undertook post-doctoral training in Neurology from at the Jewish General Hospital located in Montreal.

Jeffrey Brooks- Vice President Operations

Mr. Brooks has been our Vice President Operations since 2003. He has been an independent consultant since 2001. Mr. Brooks, a biotech and pharmaceutical projects manager, has experience in the pharmaceutical industry. He has worked for and consulted to, among others, AHP Wyeth -Ayest, Merck Frost, Abbot Laboratories Ltd., Connaught Laboratories Ltd. etc. A member of the
International Society for the Pharmaceutical Engineering, the Pharmaceutical Sciences Group and other professional associations, Mr. Brooks will be responsible for assuring the quality of MALAREX/MMHTM18, our flagship anti-malarial drug, from the production stage to the end product recipient. In 1970, Mr. Brooks received his Bachelor of Science degree in Chemistry and Microbiology from McGill University.

Committees

We have no standing audit, nominating and compensating committees of the Board of Directors or committees performing similar functions. Under the Sarbanes-Oxley Act of 2002, each public company is required to have an audit committee consisting solely of independent directors and to explain whether or not any independent director is a financial expert. In the event the public company does not have an audit committee, the Board of Directors becomes charged with the duties of the audit committee. Since the enactment of the Sarbanes-Oxley Act of 2002, our directors have without success, attempted to obtain independent directors to serve on the Board of Directors and on a newly formed audit committee. In the event we are successful in the future in obtaining independent directors to serve on the Board of Directors and on a newly formed audit committee, of which there can be no assurances given, the Board of Directors would first adopt a written charter. Such charter would be expected to include, among other things:

- annually reviewing and reassessing the adequacy of the committees formal charter;
- reviewing the annual audited financial statements with the adequacy of its internal accounting controls;
- reviewing analyses prepared by our management and independent auditors concerning significant financial reporting issues and judgments made in connection with the preparation of its financial statements;
- being directly responsible for the appointment, compensation and oversight of the independent auditor, which shall report directly to the Audit Committee, including resolution of disagreements between management and the auditors regarding financial reporting for the purpose of preparing or issuing an audit report or related work;
- reviewing the independence of the independent auditors;
- reviewing our auditing and accounting principles and practices with the independent auditors and reviewing major changes to our auditing and accounting principles and practices as suggested by the independent auditor or its management;
- reviewing all related party transactions on an ongoing basis for potential conflict of interest situations; and
- all responsibilities given to the Audit Committee by virtue of the Sarbanes-Oxley Act of 2002.

Code of Ethics

Effective March 3, 2003, the Securities and Exchange Commission requires registrants like us to either adopt a code of ethics that applies to our Chief Executive Officer and Chief Financial Officer or explain why we have not adopted such a code of ethics. For purposes of item 406 of Regulations S-K, the term "code of ethics" means written standards that are reasonably designed to deter wrong doing and to promote:

- Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships:


- Full, flair, accurate, timely and understandable disclosure in reports and documents that the company files with, or submits to, the Securities & Exchange Commission and in other public communications made by us;

- Compliance with applicable governmental law, rules and regulations; - The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

- Accountability for adherence to the code.

We have adopted the aforementioned Code of Ethics.

                             EXECUTIVE COMPENSATION

Compensation of Executive Officers

Summary Compensation Table. The following information relates to compensation received by our officers in fiscal years ending November 30, 2005, 2004 and 2003 whose salary and compensation exceeded $100,000.

                           SUMMARY COMPENSATION TABLE


                                            Annual Compensation                        Long-Term Compensation
                                            -------------------                        ----------------------

                                 Fiscal        Salary       Bonus   Other Annual    Restricted       Securities
   Name and Principal Position     Year                             Compensation  Stock Award(s) Underlying Options


Leonard Stella (1)                  2005      $958,360 (A)    0           0              0                0

Chief Executive Officer             2004      $161,673 (B)    0           0              0                0

                                    2003                $0    0           0              0                0


Yehuda Kops (2)                    2005        $469,760(C)    0           0              0                0

Chief Operating Officer            2004        $128,056(D)    0           0              0                0

                                   2003                 $0    0           0              0                0


Hugo Valente  (3)                  2005        $267,361(E)    0           0              0                0

Chief Financial Officer            2004        $123,700(F)    0           0              0                0

                                   2003                 $0    0           0              0                0

Jacky Quan (4)                     2005        $146,000(G)    0           0              0                0

Executive Vice President and       2004        $120,000(H)    0           0              0                0
Treasurer
                                   2003                 $0    0           0              0                0


Joseph Daniele  (5)                2005        $112,000(I)    0           0              0                0

Chief Legal Officer                2004                 $0    0           0              0                0

                                   2003                 $0    0           0              0                0


Dr. Soriba Cisse (6)               2005            $10,833    0           0              0                0

Vice President - Research and      2004                 $0    0           0              0                0
Development
                                   2003                 $0    0           0              0                0


Jeffrey Brooks  (7)                2005                 $0    0           0              0                0

Vice President Operations          2004                 $0    0           0              0                0
                                   2003                 $0    0           0              0                0

Raymond Roy  (8)                   2005                 $0    0           0              0                0

Executive Vice President           2004        $123,200(J)    0           0              0                0
                                   2003                 $0    0           0              0                0


(1) For the fiscal year ended November 30, 2006 (commencing December 1, 2005) through May 4, 2006, Mr. Stella has received $99,175 in compensation.
(2) For the fiscal year ended November 30, 2006 (commencing December 1, 2005) through May 4, 2006, Mr. Kops has received $30,305 in compensation.
(3) For the fiscal year ended November 30, 2006 (commencing December 1, 2005) through May 4, 2006, Mr. Valente has received $17,390 in compensation.
(4) For the fiscal year ended November 30, 2006 (commencing December 1, 2005) through May 4, 2006, Mr. Quan has received $-0- in compensation.
(5) For the fiscal year ended November 30, 2006 (commencing December 1, 2005) through May 4, 2006, Mr. Daniele has received $50,435 in compensation.
(6) For the fiscal year ended November 30, 2006 (commencing December 1, 2005) through May 4, 2006, Dr. Cisse has received $10,400 in compensation.
(7) For the fiscal year ended November 30, 2006 (commencing December 1, 2005) through May 4, 2006, Mr. Brooks has received $-0- in compensation.
(8) Mr. Roy's employment with us terminated on April 29, 2005. For the fiscal year ended November 30, 2006 (commencing December 1, 2005) through his termination on April 29, 2005, Mr. Roy's received $-0- in compensation.



(A) Part of the compensation was the issuance of 3,665,300 common shares.
(B) Part of the compensation was the issuance of 750,000 common shares.
(C) Part of the compensation was the issuance of 2,338,300 common shares.
(D) Part of the compensation was the issuance of 750,000 common shares.
(E) Part of the compensation was the issuance of 1,415,300 common shares.
(F) Part of the compensation was the issuance of 750,000 common shares.
(G) Part of the compensation was the issuance of 200,000 common shares.
(H) Part of the compensation was the issuance of 750,000 common shares.
(I) Part of the compensation was the issuance of 1,215,300 common shares.
(J) Part of the compensation was the issuance of 750,000 common shares.

Option Grants Table. The following table sets forth information concerning individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table during fiscal year ended November 30, 2005.

            OPTIONS GRANTS IN PRESENT FISCAL YEAR (Individual Grants)

          Name            Number of securities     Percent of total      Exercise or base        Expiration Date
                           underlying options     options granted to     Price ($/Share)
                               granted (#)        employees in last
                                                     fiscal year


None

AGGREGATED  OPTION  EXERCISES  IN LAST  FISCAL YEAR AND FISCAL  YEAR-END  OPTION
VALUES

Aggregated Option Exercises and Fiscal Year-End Option Value Table. The following table sets forth certain information regarding stock options exercised during fiscal year ending November 30, 2005, by the executive officer named in the Summary Compensation Table.


                                                                  Number of Securities      Value of Unexercised
         Name          Shares acquired on    Value realized ($)    Underlying Unexercised    In-the-Money Options at
                          exercise (#)                                Options at Fiscal           Fiscal Year-
                                                                         Year-End(#)                End($)(1)
                                                                         -----------                ---------
                                                                 Exercisable/ Unexercisable       Exercisable/
                                                                                                  Unexercisable

 None


Employment Contracts

We do not have employment agreements with any of our officers.

Based on our recent financing, we are required to purchase $2,000,000 of additional key man life insurance on the life of Leonard Stella, our Chief Executive Officer. Mr. Stella has undertaken a physical examination to secure the insurance policy. We are awaiting the results of the physical examination in order to secure such life insurance policy. $20,000 has been reserved to fund the above additional insurance policy.

Compensation of Directors

No director receives any compensation for serving on our Board of Directors.

                             PRINCIPAL STOCKHOLDERS


The following table sets forth certain information derived from the named person, or from the transfer agent, concerning the ownership of common stock as of May 26, 2006, of (i) each person who is known to us to be the beneficial owner of more than 5 percent of the common stock; (ii) all directors and executive officers; and (iii) directors and executive officers as a group:



                 Name and Address of                  Amount and Nature of                 Percent of
                   Beneficial Owner                   Beneficial Ownership                 Class (2)

       Viral Research                                                7,300,000 (1)                       5.38%
       Pasadore Pl.#1
       Grand Cayman, Bahamas
       Joseph Minoch, President

       Leonard Stella
       4055 St. Catherine West, Suite 151                                9,125,300                       6.73%
       Montreal, Quebec, Canada H3Z 3J8

       Yehuda Kops
       4055 St. Catherine West, Suite 151                                5,588,300                       4.12%
       Montreal, Quebec, Canada H3Z 3J8

       Hugo Valente
       4055 St. Catherine West, Suite 151                                2,165,300                       1.60%
       Montreal, Quebec, Canada H3Z 3J8

       Jacky Quan
       4055 St. Catherine West, Suite 151                                  950,000                       0.70%
       Montreal, Quebec, Canada H3Z 3J8

       Joseph Daniele
       4055 St. Catherine West, Suite 151                                1,000,000                       0.74%
       Montreal, Quebec, Canada H3Z 3J8

       Officers and Directors as a Group (5                             18,828,900                      13.89%
       persons)



(1) Joseph Minoch is the President of Viral Research.



(2) Based on 135,567,887 shares issued and outstanding as of May 26, 2006.


Under the terms of the callable secured convertible note and the related warrants, the callable secured convertible note and the warrants are exercisable by any holder only to the extent that the number of shares of common stock issuable pursuant to such securities, together with the number of shares of common stock owned by such holder and its affiliates (but not including shares of common stock underlying unconverted shares of callable secured convertible notes or unexercised portions of the warrants) would not exceed 4.99% of the then outstanding common stock as determined in accordance with Section 13(d) of the Exchange Act. Therefore, the table does not include AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millenium Capital Partners II, LLC.

                              SELLING STOCKHOLDERS

Selling Security Holders and Recent Financing

On March 8, 2006, we entered into a Securities Purchase Agreement, which was approved by our Board of Directors on March 27, 2006, for a total subscription amount of $2,000,000 that included Stock Purchase Warrants and Callable Secured Convertible Notes with AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millenium Capital Partners II, LLC. The initial funding of $700,000 was completed on March 8, 2006 and approved by our Board of Directors on March 27, 2006 with the following parties and evidenced by callable secured convertible notes: AJW Partners, LLC invested $77,000; AJW Offshore, Ltd. invested $427,000; AJW Qualified Partners, LLC invested $189,000 and New Millenium Capital Partners II, LLC invested $7,000. The parties received the following amount of warrants: AJW Partners, LLC - 115,500 Series A warrants and 115,500 Series B warrants; AJW Offshore, Ltd. - 640,500 Series A warrants and 640,500 Series B warrants; AJW Qualified Partners, LLC - 283,500 Series A warrants and 283,500 Series B warrants; and New Millenium Capital Partners II, LLC - 10,500 Series A warrants and 10,500 Series B warrants. The callable secured convertible notes are convertible into shares of our common stock based upon an average of the lowest three intra-day trading prices of our common stock during the 20 days immediately prior to the conversion date multiplied by a discount of 40%. The exercise price of the Series A warrants is $.10 per share and the Series B warrants is $.25 per share. Under the terms of the callable secured convertible note and the related warrants, the callable secured convertible notes and the warrants are exercisable by any holder only to the extent that the number of shares of common stock issuable pursuant to such securities, together with the number of shares of common stock owned by such holder and its affiliates (but not including shares of common stock underlying unconverted shares of callable secured convertible notes or unexercised portions of the warrants) would not exceed 4.99% of the then outstanding common stock as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934. In addition, pursuant to the Securities Purchase Agreement, we are required to purchase $2,000,000 of key man life insurance on the life of Leonard Stella. Mr. Stella has undertaken a physical examination to secure the insurance policy. We are awaiting the results of the physical examination in order to secure such life insurance policy.


When we filed this original registration statement, we received an additional $600,000 (evidenced by a Callable Secured Convertible Note) and issued an aggregate of 900,000 Series A warrants and 900,000 Series B warrants. There is a final funding commitment of $700,000 (evidenced by a Callable Secured Convertible Note) and an issuance of 1,050,000 Series A warrants and 1,050,000 Series B warrants when our registration statement becomes effective.


Upon the full subscription to the Securities Purchase Agreement, including the issuance of the full 3,000,000 Series A warrants and 3,000,000 Series B warrants and the conversion in full of the Callable Secured Convertible Notes, the total shares being registered are 74,181,818 as follows: (i) AJW Partners, LLC - 7,500,000 shares of common stock issuable in connection with the potential conversion of the callable secured convertible note; 330,000 shares of common stock issuable in connection with the exercise of the Series A Warrants; and 330,000 shares of common stock issuable in connection with the exercise of the Series B Warrants; (ii) AJW Offshore, Ltd. - 41,590,909 shares of common stock issuable in connection with the potential conversion of the callable secured convertible note; 1,830,000 shares of common stock issuable in connection with the exercise of the Series A Warrants; and 1,830,000 shares of common stock issuable in connection with the exercise of the Series B Warrants; (iii) AJW Qualified Partners, LLC - 18,409,091 shares of common stock issuable in connection with the potential conversion of the callable secured convertible note; 810,000 shares of common stock issuable in connection with the exercise of the Series A Warrants; and 810,000 shares of common stock issuable in connection with the exercise of the Series B Warrants;; and (iv) New Millenium Capital Partners II, LLC - 681,818 shares of common stock issuable in connection with the potential conversion of the callable secured convertible note; 30,000 shares of common stock issuable in connection with the exercise of the Series A
Warrants; and 30,000 shares of common stock issuable in connection with the exercise of the Series B Warrants;.


The following table sets forth the names of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of May 26, 2006 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.



                                      Shares of     Percent of
                                    common stock      common                           Number of
                                     owned prior   shares owned   Shares of common    shares owned  Percent of shares
                                       to the      prior to the  stock to be sold in    after the         owned
 Name of selling stockholder (11)   offering (1)     offering     the offering (2)      offering     after offering
 ---------------------------------  -------------    ---------    -----------------     ---------    --------------
AJW Partners, LLC (7)                     0              0               8,160,000 (3)      0              0%

AJW Offshore, Ltd. (8)                    0              0              45,250,909 (4)      0              0%

AJW Qualified Partners, LLC (9)           0              0              20,029,091 (5)      0              0%

New Millenium Capital Partners II,        0              0                 741,818 (6)      0              0%
LLC (10)



            (1) Based on 135,567,887 shares issued and outstanding as of May 26, 2006.


            (2) The conversion has been calculated based on the maximum number of shares the investors can receive in accordance with the 6% Callable Secured Convertible Notes. The number of shares set forth in the table for the selling stockholders represents an estimate of the number of shares of common stock that could be offered by the selling stockholders. The actual number of shares of common stock issuable upon conversion of the notes and exercise of the warrants is indeterminate, is subject to adjustment and could be materially less or more than such estimated number depending on factors which cannot be predicted by us at this time including, among other factors, the future market price of the common stock. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the notes and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. Under the terms of the notes, if the notes had actually been converted on March 8, 2006, the conversion price would have been $.066. Under the terms of the notes and the related warrants, the notes are convertible and the warrants are exercisable by any holder, as per the convertibility provisions of the Callable Secured Convertible Note only to the extent that the number of shares of common stock issuable pursuant to such securities, together with the number of shares of common stock owned by such holder and its affiliates (but not including shares of common stock underlying unconverted shares of notes or unexercised portions of the warrants) would not exceed 4.99% of the then outstanding  common stock as  determined  in  accordance  with
                  Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholder exceeds the number of shares of common stock that the selling stockholder could own beneficially at any given time through their ownership of the notes and the warrants.

            (3) Consists of the following shares: 7,500,000 shares of common stock issuable in connection with the conversion of the callable secured convertible note; 330,000 shares of common stock issuable in connection with the exercise of the Series A Warrants and 330,000 shares of common stock issuable in connection with the exercise of the Series B Warrants.

            (4) Consists of the following shares: 41,590,909 shares of common stock issuable in connection with the conversion of the callable secured convertible note; 1,830,000 shares of common stock issuable in connection with the exercise of the Series A Warrants and 1,830,000 shares of common stock issuable in connection with the exercise of the Series B Warrants.

            (5) Consists of the following shares: 18,409,091 shares of common stock issuable in connection with the conversion of the callable secured convertible note; 810,000 shares of common stock issuable in connection with the exercise of the Series A Warrants and 810,000 shares of common stock issuable in connection with the exercise of the Series B Warrants.

            (6) Consists of the following shares: 681,818 shares of common stock issuable in connection with the conversion of the callable secured convertible note; 30,000 shares of common stock issuable in connection with the exercise of the Series A Warrants and 30,000 shares of common stock issuable in connection with the exercise of the Series B Warrants.

            (7) AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC of which Mr. Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Partners, LLC.

            (8) AJW Offshore, Ltd. is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Offshore Ltd.

            (9) AJW Qualified Partners, LLC is a private investment fund that is owned by its investors and managed by AJW Manager, LLC of which Corey S. Ribotsky and Lloyd A. Groveman are the fund managers, have voting and investment control over the shares listed below owned by AJW Qualified Partners, LLC.

            (10) New Millennium Capital Partners II, LLC is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II LLC of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by New Millennium Capital Partners, LLC.

            (11)  None  of  the  selling   stockholders  are  broker-dealers  or
                  affiliates of broker-dealers.



                              PLAN OF DISTRIBUTION

All of the stock owned by the selling security holders will be registered by the registration statement of which this prospectus is a part. The selling security holders may sell some or all of their shares immediately after they are registered. The selling security holders shares may be sold or distributed from time to time by the selling stockholders or by pledgees, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or may acquire shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

      * ordinary brokers transactions, which may include long or short sales,

      * transactions involving cross or block trades on any securities exchange or market where our common stock is trading,

      * purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus, "at the market" to or through market makers or into an existing market for the common stock,

      * in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,

      * through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or

      * any combination of the foregoing, or by any other legally available means.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, underwriters or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The selling stockholders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act of 1933. Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $80,000.

We have informed the selling stockholders that certain anti-manipulative rules contained in Regulation M under the Securities Exchange Act of 1934 may apply to their sales in the market and have furnished the selling stockholders with a copy of such rules and have informed them of the need for delivery of copies of this prospectus. The selling stockholders may also use Rule 144 under the Securities Act of 1933 to sell the shares if they meet the criteria and conform to the requirements of such rule.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the year ended November 30, 2005, our financing activities with certain officers and shareholders consisted of borrowings of $219,690 and repayments $219,726. The balance of $182 at November 30, 2005 is unsecured and accrues no interest and is included in accounts payable.

Other than as noted above, none of the directors, executive officers or any member of the immediate family of any director or executive officer has been indebted to us since its inception. We have not and do not intend to enter into any additional transactions with our management or any nominees for such positions. We have not and do not intend to enter into any transactions with our beneficial owners.

                            DESCRIPTION OF SECURITIES

The following is a summary description of our capital stock and certain provisions of our certificate of incorporation and by-laws, copies of which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The following discussion is qualified in its entirety by reference to such exhibits.

Common Stock


We are presently authorized to issue 180,000,000 shares of $.0001 par value common stock. As of May 26, 2006, based on our transfer agent records, we had 135,567,887 shares of common stock issued and outstanding. The holders of our common stock are entitled to equal dividends and distributions when, as, and if declared by the Board of Directors from funds legally available therefore. No holder of any shares of common stock has a preemptive right to subscribe for any of our securities, nor are any common shares subject to redemption or convertible into other of our securities, except for outstanding options described above. Upon liquidation, dissolution or winding up, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued and non-assessable. Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Holders of our common stock do not have cumulative voting rights, so the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors if they choose to do so, and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

Preferred Stock


We are presently authorized to issue 50,000,000 shares of Preferred Stock, $.0001 par value. As of May 26, 2006, there are no shares of Preferred Stock issued and outstanding.


The characteristics of our Preferred Stock have not been determined by our Board of Directors.

Convertible Notes

On March 8, 2006, we entered into a Securities Purchase Agreement, approved by our Board of Directors on March 27, 2006, for a total subscription amount of $2,000,000 that included Stock Purchase Warrants and Callable Secured
Convertible Notes with AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millenium Capital Partners II, LLC. The initial funding of $700,000 was completed on March 8, 2006 and approved by our Board of Directors on March 27, 2006 with the following parties and evidenced by callable secured convertible notes: AJW Partners, LLC invested $77,000; AJW Offshore, Ltd. invested $427,000; AJW Qualified Partners, LLC invested $189,000 and New Millenium Capital Partners II, LLC invested $7,000. The parties received the following amount of Series A and Series B warrants each: AJW Partners, LLC - 330,000 warrants; AJW Offshore, Ltd. - 1,830,000 warrants; AJW Qualified Partners, LLC - 810,000 warrants; and New Millenium Capital Partners II, LLC - 30,000 warrants. The callable secured convertible notes are convertible into shares of our common stock based upon an average of the lowest three intra-day trading prices of our common stock during the 20 days immediately prior to the conversion date multiplied by a discount of 40%. The exercise price of the warrants is $.10 per share for the Series A warrants and $.25 per share for the Series B warrants. When we file the original Form SB-2, we will receive an additional $600,000 (evidenced by a Callable Secured Convertible Note) and issue an aggregate of 900,000 Series A warrants and 900,000 Series B warrants. There is a final funding commitment of $700,000 (evidenced by a Callable Secured Convertible Note) and an issuance of 1,050,000 Series A warrants and 1,050,000 Series B warrants when our registration statement becomes effective.

Warrants

Based on our recent financing, we have issued 1,050,000 Series A warrants and 1,050,000 series B warrants to date. In accordance with the financing set forth above, if the maximum financing amount is received, we will issue an additional 1,950,000 Series A warrants and 1,950,000 Series B warrants.

Each Warrant entitles to holder to one share of our common stock at an exercise price is $.10 for the Series A warrants and $.25 for the Series B warrants and is exercisable for seven years from the date of issuance.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

During the two most recent fiscal years ended November 30, 2005 and November 30, 2004, there have been no disagreements with Stark Winter Schenkein & Co., LLP, our independent auditor, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

                                 TRANSFER AGENT

Our transfer agent is Intercontinental Registrar & Transfer Agency, Inc. Their telephone number is (702) 293-6717

                                     EXPERTS

The financial statements included in this prospectus have been audited by Stark Winter Schenkein & Co., LLP, independent auditors, as stated in their report appearing herein and elsewhere in the registration statement, which report expresses an unqualified opinion and has been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

The validity of our common shares offered will be passed upon for us by Anslow & Jaclin, LLP, Manalapan, New Jersey 07726.

                              FINANCIAL STATEMENTS


We have attached to this prospectus, copies of our consolidated unaudited financial statements For the three months ended February 28, 2006 and February 28, 2005, and our consolidated audited financial statements as of November 30, 2005 and the years ended November 30, 2004 and 2005.

                               Millenia Hope Inc.
                          (A Development Stage Company)
                                 Balance Sheet
                               February 28, 2006
                                   (Unaudited)

                                     Assets
Current Assets
   Cash                                                               $     21,799
   Accounts receivable                                                      81,460
   Inventories                                                              63,645
   Prepaid expenses                                                          5,892
   Consumption taxes receivable                                             92,903
                                                                      ------------
              Total Current Assets                                         265,699
                                                                      ------------

Property and equipment, net                                                528,771
                                                                      ------------

                                                                      $    794,470
                                                                      ============

           Liabilities & Stockholders' Equity
Current Liabilities
  Accounts Payable and Accrued Liabilities                            $    114,424
  Advance from shareholder                                                 595,002
                                                                      ------------
              Total Current Liabilities                                    709,426
                                                                      ------------

Stockholders' Equity
  Common Stock, $.0001 par value; 180,000,000 shares authorized,
    135,260,717 issued and outstanding                                      13,526
  Paid in Capital                                                       21,377,217
  Treasury Shares, at cost                                                     100
  Deferred Stock Compensation                                           (1,679,659)
  (Deficit) Accumulated During the Development Stage                   (19,626,140)
                                                                      ------------
                                                                            85,044
                                                                      ------------

                                                                      $    794,470
                                                                      ============

See the accompanying notes to the financial statements.

                               Millenia Hope Inc.
                          (A Development Stage Company)
                            Statements of Operations
 Three months ended February 28, 2006 and February 28, 2005, and the Period From Inception (December 24, 1997) to February 28, 2006
                                   (Unaudited)

                                                       Three months       Three months
                                                           ended              ended          Inception to
                                                       February 28,       February 28,       February 28,
                                                           2006                2005              2006
                                                      -------------       ------------       ------------
Revenues                                              $      81,460       $         --       $  1,415,648

Cost of Sales                                                    --                 --            789,540
                                                      -------------       ------------       ------------

Gross Profit                                                 81,460                 --            626,108
                                                      -------------       ------------       ------------

Operating Expenses
  Administrative Salaries                                   103,880             36,595          3,267,614
  Marketing                                                 143,282            608,811          5,194,485
  Development                                               624,305             70,770          3,623,257
  Purchased R&D                                                  --            975,000                 --
  Patent rights                                                  --                 --          1,005,827
  Selling, general and administrative                       295,886            258,629          4,431,537
                                                      -------------       ------------       ------------
                                                          1,167,353          1,949,805         17,522,720
                                                      -------------       ------------       ------------

Operating (Loss)                                         (1,085,893)        (1,949,805)       (16,896,612)
                                                      -------------       ------------       ------------

Other income (expense)
  Gain on disposition of subsidiary                              --                 --            737,262
  Interest Income                                            13,500             13,500            144,823
  Interest expense                                               --                 --           (179,212)
  Write-off of leasehold improvements                            --                 --             (2,663)
  Write-off of notes receivable, related parties                 --                 --           (629,739)
  Write-off of other assets                                      --                 --         (2,799,999)
                                                      -------------       ------------       ------------
                                                             13,500             13,500         (2,729,528)
                                                      -------------       ------------       ------------

Net (Loss)                                            $  (1,072,393)      $ (1,936,305)      $(19,626,140)
                                                      =============       ============       ============

Per share information - basic and diluted:
Weighted Average Number of Common
  Shares Outstanding                                    131,200,335         75,380,286
                                                      ============        ============

(Loss) Per Common Share                               $      (0.01)       $      (0.02)
                                                      ============        ============

See the accompanying notes to the financial statements.

                               Millenia Hope Inc.
                          (A Development Stage Company)
                             Statement of Cash Flows
         Three months ended February 28, 2006 and February 28, 2005, and the Period From Inception (December 24, 1997) to February 28, 2006
                                   (Unaudited)

                                                             Three months       Three months
                                                                 ended             ended         Inception to
                                                             February 28,       February 28,     February 28,
                                                                 2006               2005              2006
                                                             ------------       ------------     ------------
Operating Activities

Cash (used in) operating activities                           $  (159,630)      $  (210,014)      $(4,077,118)
                                                              -----------       -----------       -----------

Financing Activities

  Advance from shareholder                                        595,002                --           595,002

  Bank Overdraft                                                   (3,408)             (172)               --

  Related party payable, net                                          (55)                6         1,367,406

  Issuance of capital stock for cash                              116,160           215,500         2,317,162

  Contribution to paid in capital                                      --                --         1,318,347
                                                              -----------       -----------       -----------

Cash provided by financing activities                             707,699           215,334         5,597,917
                                                              -----------       -----------       -----------

Investing activities

  Additions to fixed assets                                      (526,270)               --          (654,985)

  Deposits on future acquisition                                       --                --        (1,000,000)

  Issue of stock for subsidiary cash balance                           --                --            40,628

  Repayment of subsidiary related party note receivable                --                --            34,233

  Collection of subsidiary share subscription receivable               --                --            83,331

  Note receivable                                                      --                --            (2,207)
                                                              -----------       -----------       -----------

Cash flows (used in) investing activities                        (526,270)               --        (1,499,000)
                                                              -----------       -----------       -----------

Increase in cash                                                   21,799             5,320            21,799

Cash and cash equivalents

   Beginning of period                                                 --                --                --
                                                              -----------       -----------       -----------

   End of period                                              $    21,799       $     5,320       $    21,799
                                                              ===========       ===========       ===========

Supplemental Cash Flow Information
 Cash Paid for Income Taxes                                   $        --       $        --       $        --
                                                              ===========       ===========       ===========
 Cash Paid for Interest                                       $        --       $        --       $   179,212
                                                              ===========       ===========       ===========

See the accompanying notes to the financial statements.

                               MILLENIA HOPE INC.
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO THE INTERIM FINANCIAL STATEMENTS
                                FEBRUARY 28, 2006
                                   (UNAUDITED)

NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited financial statements of Millenia Hope Inc. have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Rule 10-01 of Regulation S-X. The financial statements reflect all adjustments consisting of normal recurring adjustments which, in the opinion of management, are necessary for a fair presentation of the results for the periods shown. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

These financial statements should be read in conjunction with the audited financial statements and footnotes thereto of Millenia Hope Inc. as of November 30, 2005, and the periods then ended on Form 10KSB as filed with the Securities and Exchange Commission.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and that effect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Earnings (Loss) Per Share

The Company follows Statement of Financial Accounting Standards ("SFAS") 128, "Earnings Per Share." Basic earnings (loss) per common share ("EPS") calculations are determined by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income
(loss) by the weighted average number of common shares and dilutive common share equivalents outstanding. During the periods presented common stock equivalents were not considered, as their effect would be anti-dilutive.

Note 3. GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The company reported a net loss of $ 1,072,393 for the three months ended February 28, 2006 as well as reporting net losses of $19,626,140 from inception (December 24, 1997). As reported on the statement of cash flows, the Company had deficit cash flows from operating activities of $159,630 for the three months ended February 28, 2006 and has reported deficit cash flows from operating activities of $ 4,077,118 from inception (December 24, 1997). To date, these losses and cash flow deficiencies have been financed principally through the sale of common stock $2,317,162 and short-term debt $1,367,406 which is principally related party debt.

Additional capital and/or borrowings will be necessary in order for the Company to continue in existence until attaining and sustaining profitable operations. Management has continued to develop a strategic plan to develop a management team, maintain reporting compliance and establish long-term relationships with other major organizations distribute the product MMH MALAREX(TM)/MMH 18.
Management anticipates generating revenue through the sales of MMH MALAREX(TM)/MMH 18 during this fiscal year. The directors and officers of the company have committed to fund the operations of the organization during the next fiscal year until the company can generate sufficient cash flow from operations to meet current operating expenses and overhead.

Note 4 STOCKHOLDERS' EQUITY

During the period ended February 28, 2006, the Company issued 10,670,300 shares of common stock, pursuant to Regulation S, in settlement of marketing services, consulting services, development costs, and administration salaries valued at $807,821. During the period ended February 28, 2006, the Company issued 1,320,000 shares of common stock, pursuant to Regulation S, for $116,160 cash received.

Note 5 ACQUISITION

On February 14, 2006 Millenia Hope Inc.'s Canadian subsidiary, Millenia Hope Pharmaceuticals, purchased intellectual property and research equipment from Avance Pharma, a non-related party, for $526,270 in cash.

Note 6 SUBSEQUENT EVENTS

On March 27, 2006, the Board of Directors of Millenia Hope approved a financing agreement for $2,000,000 with private investors. Under the terms of the agreement the Company received $700,000, the first of three traunches of the funding. For this financing, the Investors received secured convertible notes totaling $2,000,000 with a 6% interest rate and a maturity date of March 2009. Interest is payable quarterly, on the average outstanding amount to that point, in cash or via the issuance of Millenia Hope common shares, at the discretion of the borrower (Millenia Hope) and only in the case of a payment default at the discretion of the lender. The notes are convertible, at the discretion of the borrower (Millenia Hope) and only in the case of a loan provision default at the discretion of the lenders, into shares of our common stock at the average of the lowest three (3) trading prices of common stock during the twenty (20) trading day period ending on trading day prior to the date of a conversion notice.

The Company also issued to private investors seven (7) year warrants to purchase 3,000,000 shares of common stock which are exercisable at an exercise price of $0.10 and another 3,000,000 shares of our common stock which are exercisable at an exercise price of $0.25.

The Company filed an SB-2 Registration Statement with the SEC on April 10, 2006. The Company will receive $600,000 pursuant to the SB-2 being filed with the SEC and $700,000 when the SB-2 is declared effective by the SEC. There are agreed upon provisions should the filing not become effective by July 6, 2006. The notes are secured by all of the Company's assets.

Between March 1, 2006 and April 14, 2006 the Company issued 7,170 common shares for services with a fair market value on the contract date of $717 and 300,000 common shares for $26,000 cash.

                               Millenia Hope Inc.
                      (A Company in the Development Stage)

                              Financial Statements
                                November 30, 2005

Millenia Hope Inc.
(A Company in the Development Stage)

Financial Statements
November 30, 2005

Contents

Report of Independent Registered Public Accounting Firm                      F-8

Balance Sheet                                                                F-9

Statements of Operations                                                    F-10

Statement of Stockholders' Equity (Deficit)                          F-11 - F-14

Statements of Cash Flows                                                    F-15

Notes to Financial Statements                                        F-16 - F-26

             Report of Independent Registered Public Accounting Firm

To the Shareholders
Millenia Hope, Inc.

We have audited the accompanying balance sheet of Millenia Hope, Inc. as of November 30, 2005, and the related statements of operations, stockholders' (deficit) and cash flows for the years ended November 30, 2005 and 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered significant losses from operations. This factor raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are also discussed in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Millenia Hope, Inc.. as of November 30, 2005, and the results of its operations and cash flows for the years ended November 30, 2005 and 2004, in conformity with accounting principles generally accepted in the United States of America.


/s/ Stark Winter Schenkein & Co., LLP

Denver, Colorado
March 15, 2006

                               Millenia Hope Inc.
                          (A Development Stage Company)
                                  Balance Sheet
                                November 30, 2005

                                     Assets
Current Assets
   Inventories                                                     $     62,452
   Prepaid expenses                                                      15,893
   Consumption taxes receivable                                          13,832
                                                                   ------------
Total Current Assets                                                     92,177
                                                                   ------------

Property and equipment, net                                               2,668
                                                                   ------------

                                                                   $     94,845
                                                                   ============


                      Liabilities & Stockholders' (Deficit)
Current Liabilities
  Accounts Payable and Accrued Liabilities                         $    101,693
  Bank Overdraft                                                          3,408
                                                                   ------------
              Total Current Liabilities                                 105,101
                                                                   ------------

Stockholders' (Deficit)
  Common Stock, $.0001 par value; 180,000,000 shares authorized,
    123,270,417 issued and outstanding                                   12,327
  Paid in Capital                                                    20,454,435
  Treasury Shares, at cost                                                  100
  Deferred Stock Compensation                                        (1,923,371)
  (Deficit) Accumulated During the Development Stage                (18,553,747)
                                                                   ------------
                                                                        (10,256)
                                                                   ------------

                                                                   $     94,845
                                                                   ============

See the accompanying notes to the financial statements.

                               Millenia Hope Inc.
                          (A Development Stage Company)
                            Statements of Operations
                   Years Ended November 30, 2005 and 2004, and
       the Period From Inception (December 24, 1997) to November 30, 2005

                                                     Year Ended        Year Ended        Inception to
                                                     November 30       November 30       November 30
                                                        2005              2004               2005
                                                    -------------     -------------     -------------
Revenues                                            $     260,470     $          --     $   1,334,188

Cost of Sales                                             210,329                --           789,540
                                                    -------------     -------------     -------------

Gross Profit                                               50,141                --           544,648
                                                    -------------     -------------     -------------

Operating Expenses
  Administrative Salaries                               2,147,105           656,629         3,163,734
  Marketing                                             1,941,422           803,681         5,051,203
  Research & Development                                1,798,961           272,087         2,998,952
  Patent rights                                                --                --         1,005,827
  Selling, general and administrative                   1,498,408           522,720         4,135,651
                                                    -------------     -------------     -------------
                                                        7,385,896         2,255,117        16,355,367
                                                    -------------     -------------     -------------

Operating (Loss)                                       (7,335,755)       (2,255,117)      (15,810,719)
                                                    -------------     -------------     -------------

Other income (expense)
  Gain on disposition of subsidiary                            --                --           737,262
  Interest Income                                          47,225            40,707           131,323
  Interest expense                                             --                --          (179,212)
  Write-off of leasehold improvements                          --                --            (2,663)
  Write-off of notes receivable, related parties               --          (559,739)         (629,739)
  Write-off of other assets                                    --                --        (2,799,999)
                                                    -------------     -------------     -------------
                                                           47,225          (519,032)       (2,743,028)
                                                    -------------     -------------     -------------

Net (Loss)                                          $  (7,288,530)    $  (2,774,149)    $ (18,553,747)
                                                    =============     =============     =============

Per share information - basic and diluted:
Weighted Average Number of Common
  Shares Outstanding                                  104,720,959        58,305,785
                                                    =============     =============

(Loss) Per Common Share                             $       (0.07)    $       (0.05)
                                                    =============     =============

See the accompanying notes to the financial statements.

                               Millenia Hope, Inc.
                          (A Development Stage Company)
                   Statement of Stockholders' Equity (Deficit)
             Inception (December 24, 1997) through November 30, 2005

                                                                Common Stock
                                                                ------------              Paid in      Subscriptions
                                                            Shares         Amount         Capital       Receivable
                                                        -------------------------------------------------------------
Balance Beginning December 24, 1997                               --    $        --    $         --    $        --
Proceeds from December 1997
private placement                                          4,000,000            400          19,800             --
Proceeds from February 1998
private placement                                          6,100,000            610         426,390             --
Net (loss) year ended November 30, 1998

                                                        -------------------------------------------------------------
Balance November 30, 1998                                 10,100,000          1,010         446,190             --

March 20, 1999 settlement of marketing
contracts                                                  1,111,220            111       1,514,104             --
Net (loss) year ended November 30, 1999
                                                        -------------------------------------------------------------
Balance November 30, 1999                                 11,211,220          1,121       1,960,294             --

January 17, 2000 exercise of warrants                        563,000             56          50,614             --
January 20, 2000 cancellation of
founder's common stock                                    (1,000,000)          (100)             --
February 29, 2000 warrants issued to
settle debt                                                       --             --       1,393,247             --
May 29, 2000 issue of common stock
for acquisition                                            5,000,000            500         128,978             --
May 31, 2000 exercise of warrants                          4,398,944            440         395,652             --
July 10, 2000 exercise of warrants                           353,351             36          31,766             --
August 11, 2000 Richgold's common
stock reimbursement                                               --             --       1,165,000             --
August 31, 2000 collection of
subsidiary share receivable                                       --             --          63,709             --
Net (loss) year ended November 30, 2000
                                                        -------------------------------------------------------------
Balance November 30, 2000                                 20,526,515          2,053       5,189,260

January 10, 2001 issue of common stock                        66,000              7          16,493             --
March 2001 issue of common stock                             150,000             15          37,485        (37,500)
March 14, 2001 issue of common stock
for marketing services                                        30,000              3           7,497             --
March 23, 2001 issue of common stock
for marketing services                                        25,000              2           6,248             --
April 5, 2001 issue of common stock                          750,000             75         187,425       (187,500)
May 3, 2001 issue of common stock
for marketing services                                        20,000              2           4,998             --
May 24, 2001 issue of common stock                            50,000              5          12,495        (12,500)
May 29, 2001 issue of common stock
for other development costs                                6,000,000            600         110,756             --
September 11, 2001 issue of common
stock for marketing services                                  75,000              7          11,243             --
October 12, 2001 issue of common
stock for property and equipment                           7,000,000            700       2,293,841             --
November 8, 2001 issue of common
stock                                                        375,000             38          56,212        (56,250)
Net (loss) year ended November 30, 2001
                                                        -------------------------------------------------------------
Balance November 30, 2001                                 35,067,515          3,507       7,933,953       (293,750)

December 2, 2001- issue of
Common stock for settlement of a note                         25,000              3           3,122             --

January 10, 2002-issue of common
Stock of which 100,000 shares were
Issued for marketing services and
150,000 shares were issued for
Settlement of a note                                         250,000             25          31,225             --

January 17, 2002-issue of common
Stock for marketing services                                  68,750              7           8,587             --

                                                                                                 (Deficit)
                                                                                                Accumulated
                                                          Treasury Stock            Deferred     During the
                                                          --------------             Stock      Development
                                                         Shares     Amount        Compensation     Stage           Total
                                                    ----------------------------------------------------------------------
Balance Beginning December 24, 1997                          --   $        --       $     --   $         --    $        --
Proceeds from December 1997
private placement                                            --            --                            --         20,200
Proceeds from February 1998
private placement                                            --            --                            --        427,000
Net (loss) year ended November 30, 1998                                                          (1,493,350)    (1,493,350)
                                                    ----------------------------------------------------------------------
Balance November 30, 1998                                    --            --                    (1,493,350)    (1,046,150)

March 20, 1999 settlement of marketing
contracts                                                    --            --                                    1,514,215
Net (loss) year ended November 30, 1999                                                          (2,011,229)    (2,011,229)
                                                    ----------------------------------------------------------------------
Balance November 30, 1999                                    --            --                    (3,504,579)    (1,543,164)

January 17, 2000 exercise of warrants                        --            --                            --         50,670
January 20, 2000 cancellation of
founder's common stock                                1,000,000            100                           --             --
February 29, 2000 warrants issued to
settle debt                                                  --            --                            --      1,393,247
May 29, 2000 issue of common stock
for acquisition                                              --            --                            --        129,478
May 31, 2000 exercise of warrants                            --            --                            --        396,092
July 10, 2000 exercise of warrants                           --            --                            --         31,802
August 11, 2000 Richgold's common
stock reimbursement                                          --            --                            --      1,165,000
August 31, 2000 collection of
subsidiary share receivable                                  --            --                            --         63,709
Net (loss) year ended November 30, 2000                                                            (657,393)      (657,393)
                                                    ----------------------------------------------------------------------
Balance November 30, 2000                             1,000,000           100             --     (4,161,972)     1,029,441

January 10, 2001 issue of common stock                       --            --                            --         16,500
March 2001 issue of common stock                             --            --                            --             --
March 14, 2001 issue of common stock
for marketing services                                       --            --                            --          7,500
March 23, 2001 issue of common stock
for marketing services                                       --            --                            --          6,250
April 5, 2001 issue of common stock                          --            --                            --             --
May 3, 2001 issue of common stock
for marketing services                                       --            --                            --          5,000
May 24, 2001 issue of common stock                           --            --                            --             --
May 29, 2001 issue of common stock
for other development costs                                  --            --                            --        111,356
September 11, 2001 issue of common
stock for marketing services                                 --            --                            --         11,250
October 12, 2001 issue of common
stock for property and equipment                             --            --                            --      2,294,541
November 8, 2001 issue of common
stock                                                        --            --                            --             --
Net (loss) year ended November 30, 2001                                                            (693,213)      (693,213)
                                                    ----------------------------------------------------------------------
Balance November 30, 2001                             1,000,000           100             --     (4,855,185)     2,788,625

December 2, 2001- issue of
Common stock for settlement of a note                        --            --             --             --          3,125

January 10, 2002-issue of common
Stock of which 100,000 shares were
Issued for marketing services and
150,000 shares were issued for
Settlement of a note                                         --            --             --             --         31,250

January 17, 2002-issue of common
Stock for marketing services                                 --            --             --             --          8,594

                               Millenia Hope, Inc.
                          (A Development Stage Company)
                   Statement of Stockholders' Equity (Deficit)
             Inception (December 24, 1997) through November 30, 2005

                                                                Common Stock
                                                                ------------              Paid in      Subscriptions
                                                            Shares         Amount         Capital       Receivable
                                                        --------------------------------------------------------------
January 24, 2002-issue of common stock
Of which 125,000 shares were issued for
Settlement of expenses                                       145,000             15          18,110             --

February 21, 2002-issue of common stock
Of which 150,000 shares issued for
Marketing services and 100,000 shares
Were issued for settlement of a note                         250,000             25          31,225             --

April 11, 2002-issue of common
Stock for services                                           372,600             37          44,675             --

April 25, 2002-issue of common stock for
Development costs                                            270,000             27          32,373             --

May 3, 2002-issue of common stock for
Settlement of expenses                                        13,650              1           1,637             --

May 14, 2002 issue of common stock for
Office expenses                                               32,000              3           4,477             --

June 5, 2002-issue of common stock of
Which 200,000 shares were issued for
Marketing services and 42,780 shares
Were issued for settlement of a note                         242,780             24          33,965             --

June 21, 2002-issue of common stock for
office expenses                                              100,000             10          13,990             --

August 16, 2002-issue of common stock                         25,000              3           2,497             --

October 14, 2002-issue of common
Stock of which 105,000 shares were
Issued for office expenses and
100,000 shares were issued for
Settlement of a note                                         269,000             27          37,633             --

October 14, 2002-issue of common                                  --
Stock for  future marketing services                       2,000,000            200         159,800             --

November 14, 2002-issue of common
Stock for Marketing services                                  13,400              1           1,339             --

Payment of subscription  Receivable
in exchange For marketing services                                --             --              --        256,250

Relocated to note payable                                         --             --              --         37,500

Net (loss) year ended  November  30, 2002                         --             --              --             --

                                                        --------------------------------------------------------------
Balance-November 30, 2002                                 39,144,695          3,915       8,358,608             --

December 11, 2002, issue of common stock
for consulting services at $.07 per share                    200,000             20          13,980             --

February 5, 2003, issue of  common stock
for cash At $.05 per share                                   226,250             23          11,289             --

March 24. 2003,  issue of common stock
for cash At $.05 per share                                   861,335             86          42,980             --

May 5, 2003,  issue of common stock
for cash At $.05 per share                                   268,997             27          13,423             --

July 11, 2003, issue of common stock
to settle  a note receivable at $.05 per share                40,000              4           1,996             --

                                                                                                    (Deficit)
                                                                                                   Accumulated
                                                             Treasury Stock            Deferred     During the
                                                             --------------             Stock      Development
                                                            Shares     Amount        Compensation     Stage        Total
                                                        ---------------------------------------------------------------------
January 24, 2002-issue of common stock
Of which 125,000 shares were issued for
Settlement of expenses                                          --            --             --             --      18,125

February 21, 2002-issue of common stock
Of which 150,000 shares issued for
Marketing services and 100,000 shares
Were issued for settlement of a note                            --            --             --             --      31,250

April 11, 2002-issue of common
Stock for services                                              --            --             --             --      44,712

April 25, 2002-issue of common stock for
Development costs                                               --            --             --             --      32,400

May 3, 2002-issue of common stock for
Settlement of expenses                                          --            --             --             --       1,638

May 14, 2002 issue of common stock for
Office expenses                                                 --            --             --             --       4,480

June 5, 2002-issue of common stock of
Which 200,000 shares were issued for
Marketing services and 42,780 shares
Were issued for settlement of a note                            --            --             --             --      33,989

June 21, 2002-issue of common stock for
office expenses                                                 --            --             --             --      14,000

August 16, 2002-issue of common stock                           --            --             --             --       2,500

October 14, 2002-issue of common
Stock of which 105,000 shares were
Issued for office expenses and
100,000 shares were issued for
Settlement of a note                                            --            --             --             --      37,660

October 14, 2002-issue of common
Stock for  future marketing services                            --            --             --             --     160,000

November 14, 2002-issue of common
Stock for Marketing services                                    --            --             --             --       1,340

Payment of subscription  Receivable
in exchange For marketing services                              --            --                            --     256,250

Relocated to note payable                                       --            --             --             --      37,500

Net (loss) year ended  November  30, 2002                       --            --                    (3,591,729) (3,591,729)
                                                         ---------------------------------------------------------------------
Balance-November 30, 2002                                1,000,000           100             --     (8,446,915)    (84,292)

December 11, 2002, issue of common stock
for consulting services at $.07 per share                       --            --             --             --      14,000

February 5, 2003, issue of  common stock
for cash At $.05 per share                                      --            --             --             --      11,312

March 24. 2003,  issue of common stock
for cash At $.05 per share                                      --            --             --             --      43,066

May 5, 2003,  issue of common stock
for cash At $.05 per share                                      --            --             --             --      13,450

July 11, 2003, issue of common stock
to settle  a note receivable at $.05 per share                  --            --             --             --       2,000

                               Millenia Hope, Inc.
                          (A Development Stage Company)
                   Statement of Stockholders' Equity (Deficit)
             Inception (December 24, 1997) through November 30, 2005

                                                                Common Stock
                                                                ------------              Paid in      Subscriptions
                                                            Shares         Amount         Capital       Receivable
                                                        -------------------------------------------------------------
August 15, 2003, issue of common stock
in settlement of consulting fees at $.05 per share           500,000             50          24,950             --

August 29, 2003, issue of common stock
for cash At $.05 per share                                   190,470             19           9,505             --

September 22, 2003, issue of common stock
to settle  a note receivable at $.08 per share               125,000             13           9,987             --

October 17, 2003, issue of common stock in
settlement of representation costs at $.05 per share       1,608,770            161          80,278             --

October 17, 2003, issue of common stock
for cash At $.05 per share                                   100,000             10           4,990             --

October 17, 2003, issue of common stock
allocated to a note receivable at $.005 per share             20,000              2              98             --

October 31, 2003, issue of a common stock
In settlement of administrative salaries
and office expenses at $.05 per share                      7,300,000            730         364,270             --

Net (loss) year ended November 30, 2003                           --                             --
                                                        -------------------------------------------------------------
Balance-November 30, 2003                                 50,585,517          5,060       8,936,354             --

June through September of 2004 issue of
common stock In settlement of consulting fees              1,591,375            159         188,770             --

September 2, 2004, issue of common stock
In settlement of development costs at $.13 per share       2,092,980            209         271,878             --

February 28, 2004, issue of common stock
In settlement of rental expenses and
accounts payable at $.29 per share                         1,000,000            100         289,900             --

March 1, 2004, issue of common stock for cash
at $.09 per share                                            600,000             60          53,940             --

March 1, 2004, issue of common stock
In settlement of office expenses at $.18 per share           350,000             35          62,965             --

April 19, 2004 issue of common stock for cash
at $.12 per share                                            112,122             11          13,444             --

January through November of 2004 issue of
common stock In settlement of representation costs
at $.20 per share                                          9,063,250            906       1,778,864             --

May 27, 2004, issue of common stock
In settlement of professional fees at $.20 per share          25,000              2           4,998             --

May 27, 2004, issue of common stock for cash
at $.12 per share                                             75,000              8           8,992             --

June 24, 2004 issue of common stock for cash
at $.15 per share                                            280,000             28          40,572             --

July 21, 2004 issue of common stock for cash
at $.15 per share                                             43,333              4           6,466             --

November 22, 2004 issue of common stock for cash
at $.04 per share                                            670,166             67          29,933             --

Net (loss) year ended November 30, 2004
                                                        -------------------------------------------------------------
Balance November 30, 2004                                 66,488,743    $     6,649    $ 11,687,076    $        --
                                                        =============================================================

                                                                                                      (Deficit)
                                                                                                     Accumulated
                                                               Treasury Stock            Deferred     During the
                                                               --------------             Stock      Development
                                                              Shares     Amount        Compensation     Stage         Total
                                                          -------------------------------------------------------------------
August 15, 2003, issue of common stock
in settlement of consulting fees at $.05 per share                --            --             --             --       25,000

August 29, 2003, issue of common stock
for cash At $.05 per share                                        --            --             --             --        9,524

September 22, 2003, issue of common stock
to settle  a note receivable at $.08 per share                    --            --             --             --       10,000

October 17, 2003, issue of common stock in
settlement of representation costs at $.05 per share              --            --             --             --       80,439


October 17, 2003, issue of common stock
for cash At $.05 per share                                        --            --             --             --        5,000

October 17, 2003, issue of common stock
allocated to a note receivable at $.005 per share                 --            --             --             --          100

October 31, 2003, issue of a common stock
In settlement of administrative salaries
and office expenses at $.05 per share                             --            --             --             --      365,000

Net (loss) year ended November 30, 2003                                                                  (44,153)     (44,153)
                                                          -------------------------------------------------------------------
Balance-November 30, 2003                                  1,000,000           100             --     (8,491,068)     450,446

June through September of 2004 issue of
common stock In settlement of consulting fees                     --            --       (122,834)            --       66,095

September 2, 2004, issue of common stock
In settlement of development costs at $.13 per share              --            --             --             --      272,087

February 28, 2004, issue of common stock
In settlement of rental expenses and
accounts payable at $.29 per share                                --            --             --             --      290,000

March 1, 2004, issue of common stock for cash
at $.09 per share                                                 --            --             --             --       54,000

March 1, 2004, issue of common stock
In settlement of office expenses at $.18 per share                --            --             --             --       63,000

April 19, 2004 issue of common stock for cash
at $.12 per share                                                 --            --             --             --       13,455

January through November of 2004 issue of
common stock In settlement of representation costs
at $.20 per share                                                 --            --       (976,089)            --      803,681

May 27, 2004, issue of common stock
In settlement of professional fees at $.20 per share              --            --             --             --        5,000

May 27, 2004, issue of common stock for cash
at $.12 per share                                                 --            --             --             --        9,000

June 24, 2004 issue of common stock for cash
at $.15 per share                                                 --            --             --             --       40,600

July 21, 2004 issue of common stock for cash
at $.15 per share                                                 --            --             --             --        6,470

November 22, 2004 issue of common stock for cash
at $.04 per share                                                 --            --             --             --       30,000

Net (loss) year ended November 30, 2004                                                               (2,774,149)  (2,774,149)
                                                          -------------------------------------------------------------------
Balance November 30, 2004                                 $ 1,000,000    $      100   $(1,098,923)  $(11,265,217)  $ (670,315)
                                                          -------------------------------------------------------------------

                               Millenia Hope, Inc.
                          (A Development Stage Company)
                   Statement of Stockholders' Equity (Deficit)
             Inception (December 24, 1997) through November 30, 2005

                                                                Common Stock
                                                                ------------              Paid in      Subscriptions
                                                            Shares         Amount         Capital       Receivable
                                                        -------------------------------------------------------------
December 3, 2004, issue of common stock for cash
at $.04 per share                                            873,333             87          32,913             --

December 2004 through August 2005 issue of
common stock In settlement of representation costs
at $.15 per share                                          6,650,600            665         977,023             --

January 5,2005 issue of common stock for cash
at $.04 per share                                          1,875,000            187          75,813             --

January through September 2005, issue of common stock
In settlement of consulting fees at $.14 per share         6,695,600            670         905,445             --

February 1, 2005, issue of common stock for cash
at $.05 per share                                          2,144,775            214         106,286             --

February through May 2005, issue of common stock
In settlement of development costs at $.19 per share      17,866,666          1,787       3,315,213             --

March 15, 2005 issue of common stock for cash
at $.09 per share                                          1,317,000            132         118,398             --

March 28, 2005 issue of common stock for cash
at $.04 per share                                            798,500             80          31,785             --

April 7, 2005, issue of common stock
for administrative salaries
at $.16 per share                                          3,750,000            375         599,625             --

April 27, 2005 issue of common stock for cash
at $.07 per share                                            100,000             10           6,990             --

May 5, 2005 issue of common stock for cash
at $.16 per share                                          4,454,000            445         708,420             --

May through November of 2005 issue of
common stock In settlement of administrative salaries      8,711,200            871       1,733,629             --

May through October 2005, issue of common stock
In settlement of office expenses at $.16 per share           530,000             53          85,247             --

October 28, 2005 issue of common stock for cash
at $.07 per share                                          1,015,000            102          70,572             --

Net (loss) year ended November 30, 2005                           --             --              --             --

                                                        -------------------------------------------------------------
Balance November 30, 2005                                123,270,417    $    12,327    $ 20,454,435    $        --
                                                        =============================================================

                                                                                                     (Deficit)
                                                                                                    Accumulated
                                                              Treasury Stock            Deferred     During the
                                                              --------------             Stock      Development
                                                             Shares     Amount        Compensation     Stage        Total
                                                       ----------------------------------------------------------------------
December 3, 2004, issue of common stock for cash
at $.04 per share                                                --            --             --             --        33,000

December 2004 through August 2005 issue of
common stock In settlement of representation costs
at $.15 per share                                                --            --         (8,400)                     969,288

January 5,2005 issue of common stock for cash
at $.04 per share                                                --            --                            --        76,000

January through September 2005, issue of common stock
In settlement of consulting fees at $.14 per share               --            --       (223,530)                     682,585

February 1, 2005, issue of common stock for cash
at $.05 per share                                                --            --                            --       106,500

February through May 2005, issue of common stock
In settlement of development costs at $.19 per share             --            --     (1,584,318)            --     1,732,682

March 15, 2005 issue of common stock for cash
at $.09 per share                                                --            --                            --       118,530

March 28, 2005 issue of common stock for cash
at $.04 per share                                                --            --             --             --        31,865

April 7, 2005, issue of common stock
In settlement of accounts payable
at $.16 per share                                                --            --                            --       600,000

April 27, 2005 issue of common stock for cash
at $.07 per share                                                --            --             --             --         7,000

May 5, 2005 issue of common stock for cash
at $.16 per share                                                --            --                            --       708,865

May through November of 2005 issue of
common stock In settlement of administrative salaries            --            --                            --     1,734,500

May through October 2005, issue of common stock
In settlement of office expenses at $.16 per share               --            --                            --        85,300

October 28, 2005 issue of common stock for cash
at $.07 per share                                                --            --             --             --        70,674

2004 deferred consulting compensation
expensed year ended November 30, 2005                                                    103,584             --       103,584

2004 deferred representative compensation
expensed year ended November 30, 2005                                                    888,216             --       888,216

Net (loss) year ended November 30, 2005                          --            --                    (7,288,530)   (7,288,530)
                                                       ----------------------------------------------------------------------
Balance November 30, 2005                                $ 1,000,000    $      100   $(1,923,371)  $(18,553,747)   $  (10,256)
                                                       ======================================================================

See the accompanying notes to the financial statements.

                               Millenia Hope Inc.
                          (A Development Stage Company)
                             Statement of Cash Flows
                   Years Ended November 30, 2005 and 2004, and
       the Period From Inception (December 24, 1997) to November 30, 2005

                                                                                       Year Ended      Year Ended      Inception to
                                                                                       November 30     November 30     November 30,
                                                                                           2005            2004            2005
                                                                                       ------------    ------------    ------------
Operating Activities
Net (Loss)                                                                             $ (7,288,530)   $ (2,774,149)   $(18,553,747)
  Depreciation                                                                                  669             832         111,938
  (Gain) loss on disposition of  susidiary                                                       --              --        (737,262)
  Sale of investment in subsidiary for services                                                  --              --          10,800
  Issue of capital stock for services                                                     6,796,153       1,423,013      10,615,602
  Issue of subsidiary capital stock for services                                                 --              --          69,875
  Issue of note for other development costs (subsequently  converted to warrants)                --              --         817,226
  Settlement of subscription receivable in exchange for marketing services                       --              --         256,250
  Accrued interest income                                                                        --         (40,707)        (84,098)
  Accrued interest expense                                                                       --              --          29,574
  Interest expense settled with issuance of note (subsequently converted to warrants)            --              --          27,770
  Write-off of leasehold improvements                                                            --              --           2,663
  Write-off of notes receivable, related parties                                                 --         559,739         629,739
  Write-off of other assets                                                                      --              --       2,799,999
  (Increase) in Current Assets                                                              (92,177)             --         (92,177)
  (Decrease) Increase in accounts payable and accrued liabilities                          (571,753)        563,411         178,360
                                                                                       ------------    ------------    ------------

Cash (used in) operating activities                                                      (1,155,638)       (267,861)     (3,917,488)
                                                                                       ------------    ------------    ------------

Financing Activities
    Bank Overdraft                                                                            3,236             172           3,408
    Related party payable, net                                                                  (32)           (888)      1,367,461
    Issuance of capital stock for cash                                                    1,152,434         153,525       2,201,002
    Contribution to paid in capital                                                              --              --       1,318,347
                                                                                       ------------    ------------    ------------

Cash provided by financing activities                                                     1,155,638         152,809       4,890,218
                                                                                       ------------    ------------    ------------

Investing activities
    Additions to fixed assets                                                                    --              --        (128,715)
    Deposits on future acquisition                                                               --              --      (1,000,000)
    Issue of stock for subsidiary cash balance                                                   --              --          40,628
    Repayment of subsidiary related party note receivable                                        --              --          34,233
    Collection of subsidiary share subscription receivable                                       --              --          83,331
    Note receivable                                                                              --         114,780          (2,207)
                                                                                       ------------    ------------    ------------

Cash flows provided by (used in) investing activities                                            --         114,780        (972,730)
                                                                                       ------------    ------------    ------------

Increase (decrease) in cash                                                                      --            (272)             --

Cash and cash equivalents
    Beginning of period                                                                          --             272              --
                                                                                       ------------    ------------    ------------

    End of period                                                                      $         --    $         --    $         --
                                                                                       ============    ============    ============

Supplemental Cash Flow Information
  Cash Paid for Income Taxes                                                           $         --    $         --    $         --
                                                                                       ============    ============    ============
  Cash Paid for Interest                                                               $         --    $         --    $    179,212
                                                                                       ============    ============    ============

See the accompanying notes to the financial statements.

Millenia Hope Inc.
(A Company in the Development Stage)
Notes to Financial Statements
November 30, 2005

1.    Organization and Basis of Presentation

      Millenia Hope Inc. was incorporated in the State of Delaware on December 24, 1997. Through its acquisition of the patent rights for MMH Malarex(TM), the Company participates in the treatment and prevention of malaria. The Company is continuing its clinical trials and product refinement. The Company has received selling authorization in fifteen African and one Caribbean countries.

2.    Summary of Significant Accounting Policies

      Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Certain amounts included in the financial statements are estimated based on currently available information and management's judgement as to the outcome of future conditions and circumstances.

      Changes in the status of certain facts or circumstances could result in material changes to the estimates used in the preparation of financial statements and actual results could differ from the estimates and assumptions.

      Fair Value of Financial Instruments

      Fair  value  estimates  discussed  herein are based  upon  certain  market assumptions and pertinent information available to management as of November 30, 2005. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, consumption taxes receivable and accounts payable and accrued liabilities. Fair values were assumed to approximate carrying values for financial instruments because they are short term in nature, their carrying amounts approximate fair values, and they are payable on demand.

      Impairment of Long-Lived Assets

      Long-lived assets held and used by the Company are reviewed for possible impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the estimated undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impaired to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Management believes there are no such impairments at November 30, 2005.

      Cash and Cash Equivalents

      The  Company  considers  all  highly  liquid   investments  with  original
      maturities of ninety days or less and bank indebtedness to be cash and cash equivalents.

Millenia Hope Inc.
(A Company in the Development Stage)
Notes to Financial Statements
November 30, 2005

      Property and Equipment

      Property and equipment is recorded at cost and depreciated using the straight-line method, as follows:

           Furniture and fixtures                          10 years
           Equipment                                        3 years
           Leasehold improvements                           5 years

      Repairs and maintenance are charged to operations as incurred and expenditures for significant improvements are capitalized. The cost of property and equipment retired or sold, together with the related accumulated depreciation, are removed from the appropriate asset and and depreciation accounts, and the resulting gain or loss is included in operations.

      Revenue Recognition

      The Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectibility is reasonably assured.

      Inventory

      Inventory is stated at the lower of cost, determined on the first-in, first-out method, or net realizable market value. Inventory at November 30, 2005, consisted of finished goods and packaging materials.

      Accounts Receivable

      Accounts receivable are stated at estimated net realizable value. Accounts receivable are comprised of balances due from customers net of estimated allowances for uncollectible accounts. In determining collectability, historical trends are evaluated and specific customer issues are reviewed to arrive at appropriate allowances.

      The Company's  standard  credit terms are net 30 days.

      Stock-Based Compensation

      The Company accounts for equity instruments issued to employees for services based on the fair value of the equity instruments issued and accounts for equity instruments issued to other than employees based on the fair value of the consideration received or the fair value of the equity instruments, whichever is more reliably measurable.

      The Company accounts for stock based compensation in accordance with SFAS 123, "Accounting for Stock-Based Compensation." The provisions of SFAS 123 allow companies to either expense the estimated fair value of stock options or to continue to follow the intrinsic value method set forth in Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees" ("APB 25") but disclose the pro forma effects on net income
      (loss) had the fair value of the options been expensed. The Company has elected to continue to apply APB 25 in accounting for its stock option incentive plans.

      Earnings (Loss) Per Share

      The Company follows Statement of Financial Accounting Standards ("SFAS") 128, "Earnings Per Share." Basic earnings (loss) per common share ("EPS") calculations are determined by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income (loss) by the weighted average number of common shares and dilutive common share equivalents outstanding. During the periods presented common stock equivalents were not considered, as their effect would be anti-dilutive.

Millenia Hope Inc.
(A Company in the Development Stage)
Notes to Financial Statements
November 30, 2005

      Recent Accounting Pronouncements

      In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS 151 "Inventory Costs". This Statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). In addition, this Statement requires that allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities. The provisions of this Statement will be effective for the Company beginning with its fiscal year ending December 31, 2006. The Company is currently evaluating the impact this new Standard will have on its operations, but believes that it will not have a material impact on the Company's financial position, results of operations or cash flows.

      In December 2004, the FASB issued SFAS 153 "Exchanges of Non monetary Assets - an amendment of APB Opinion No. 29". This Statement amended APB Opinion 29 to eliminate the exception for non monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non monetary assets that do not have commercial substance. A non monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The adoption of this Standard is not expected to have any material impact on the Company's financial position, results of operations or cash flows.

      In December 2004, the FASB issued SFAS 123 (revised 2004) "Share-Based Payment". This Statement requires that the cost resulting from all share-based transactions be recorded in the financial statements. The Statement establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement in accounting for share-based payment transactions with employees. The Statement also establishes fair value as the measurement objective for transactions in which an entity acquires goods or services from non-employees in share-based payment transactions. The Statement replaces SFAS 123 "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25 "Accounting for Stock Issued to Employees". The provisions of this Statement will be effective for the Company beginning with its fiscal year ending December 31, 2006. The Company is currently evaluating the impact this new Standard will have on its financial position, results of operations or cash flows.

      In March 2005, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No.107 (SAB 107) which provides guidance regarding the interaction of SFAS 123(R) and certain SEC rules and regulations. The new guidance includes the SEC's view on the valuation of share-based payment arrangements for public companies and may simplify some of SFAS 123(R)'s implementation challenges for registrants and enhance the information investors receive.

      In March 2005, the FASB issued FIN 47, Accounting for Conditional Asset Retirement Obligations, which clarifies that the term 'conditional asset retirement obligation' as used in SFAS 143, Accounting for Asset Retirement Obligations, refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. FIN 47 requires an entity to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value can be

Millenia Hope Inc.
(A Company in the Development Stage)
Notes to Financial Statements
November 30, 2005

      reasonably estimated. FIN 47 is effective no later than the end of the fiscal year ending after December 15, 2005. The Company does not believe that FIN 47 will have a material impact on its financial position or results from operations.

      In August 2005, the FASB issued SFAS 154, Accounting Changes and Error Corrections. This statement applies to all voluntary changes in accounting principle and to changes required by an accounting pronouncement if the pronouncement does not include specific transition provisions, and it changes the requirements for accounting for and reporting them. Unless it is impractical, the statement requires retrospective application of the changes to prior periods' financial statements. This statement is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005.

3.    Going Concern

      The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company reported net losses of $7,288,530 and $2,774,149 for the years ended November 30, 2005 and 2004 respectively, as well as reporting net losses of $18,553,747 from inception (December 24, 1997) to November 30, 2005. At November 30, 2005 the Company had negative working capital of $12,924 and a Stockholders' Deficit of $10,256. Additional capital and/or borrowings will be necessary in order for the Company to continue in existence until attaining and sustaining profitable operations. Management has continued to develop a strategic plan to develop a management team, maintain reporting compliance and establish long-term relationships to develop and distribute the product. Management anticipates generating revenue through the sales of MMH Malarex(TM) during the next fiscal year. The officers and directors of the Company have indicated their commitment to fund the operations of the organization during the next fiscal year until the organization can generate sufficient cash flow from operations to meet current operating expenses and overhead, although there can be no assurance of this commitment.

      The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

4.    Fixed Assets

                                             Accumulated       Balance
                             Cost            Depreciation      November 30, 2005
                             ----            ------------      -----------------

Furniture & fixtures         $15,900         $13,232           $2,668
                             =======         =======           ======

Millenia Hope Inc.
(A Company in the Development Stage)
Notes to Financial Statements
November 30, 2005

5.    Contingent Liability and Commitments

      Legal proceedings have been instituted against the Company by a third party claiming $158,000 with respect to alleged services rendered to the Company. Payment of these services was to have been made by the Company by the issue of 607,000 shares of common stock having a market value of $158,000 as at the date of the alleged rendering of services. It is management's opinion that these services were never rendered and accordingly, no provision for this claim has been made in the accounts.

      The Company's office lease was renewed for another twelve months ending August 31, 2006. Rent is payable at $2,500 per month. The future lease payments at November 30, 2005 are for nine months totaling $22,500. The lease expense was approximately $30,000 for the years ended November 30, 2005 and 2004, respectively.

      During the period covered by these financial statements the Company issued shares of common stock without registration under the Securities Act of 1933. Although the Company believes that the sales did not involve a public offering of its securities and that the Company did comply with the "safe harbor" exemptions from registration, it could be liable for rescission of the sales or other remedies available to the recipients of the shares if such exemptions were found not to apply and this could have a material negative impact on the Company.

6.    Income Taxes

      The Company accounts for income taxes under SFAS 109, which requires use of the liability method. SFAS 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:

      Income tax provision at
       the federal statutory rate                    34%
      Effect of operating losses                    (34)%
                                                   ----
                                                     --
                                                   ====

As of November 30, 2005, the Company has a net operating loss carryforward of approximately $7,900,000. This loss will be available to offset future taxable income. If not used, this carryforward will expire through 2025. The deferred tax asset of approximately $2,700,000 relating to the operating loss carryforward has been fully reserved at Novemberr 30, 2005. The increase in the valuation allowance related to the deferred tax asset was $170,000 during 2005. The principal difference between the accumulated deficit for income tax purposes and for financial reporting purposes results from non-cash stock compensation and derivative instrument expense being charged to operations for financial reporting purposes.

7.    Non-Cash Financing and Investing Activities

      On February 28, 2000, the Company issued 4,644,156 warrants to settle the following related party notes and long-term debt:

--------------------------------------------------------------------------------

     Notes payable                                             $ 1,172,648
     Long-term debt                                                192,831
     Interest expense                                               27,770
--------------------------------------------------------------------------------

                                                               $ 1,393,249
                                                               -----------

Millenia Hope Inc.
(A Company in the Development Stage)
Notes to Financial Statements
November 30, 2005

      On May 29, 2000, the Company issued 5,000,000 shares of common stock and 5,000,000 warrants in exchange for 35,700,000 shares of Sword Comp-Soft, Corp., a former subsidiary corporation.

      The Company issued Common stock in settlement of marketing agreements and other services as follows:

Date                                         Stock Issued             Value

March 1999                                   1,111,220                $1,514,215
March 14, 2001                                  30,000                     7,500
March 23, 2001                                  25,000                     6,250
May 3, 2001                                     20,000                     5,000
September 11, 2001                              75,000                    11,250
December 2, 2001                                25,000                     3,125
January 10, 2002                               100,000                    12,500
January 17, 2002                                68,750                     8,594
January 24, 2002                               125,000                    15,625
February 21, 2002                              150,000                    18,750
April 11, 2002                                 372,600                    44,712
April 25, 2002                                 270,000                    32,400
May 3, 2002                                     13,650                     1,638
May 14, 2002                                    32,000                     4,480
June 5, 2002                                   200,000                    28,000
June 21, 2002                                  100,000                    14,000
August 16, 2002                                 25,000                     2,500
October 14, 2002                               105,000                    14,700
October 14, 2002                             2,000,000                   160,000
November 14, 2002                               13,400                     1,340

On May 29, 2001, the Company purchased the exclusive rights to the oxygenation of intravenous solutions (note 10) in exchange for a $500,000 deposit, 6,000,000 shares in the Company and 2,000,000 shares held by the Company in its subsidiary, Sword Comp-Soft Corp.

On October 7, 2001, the Company purchased an interest in land, building and equipment (note 6) from a third party in exchange for a $500,000 deposit, 7,000,000 shares of the Company and 1,000,00 shares of the subsidiary company, Sword Comp-Soft. Corp.

In 2001 the Company issued 1,325,000 common shares in exchange for subscription receivables totaling $293,750.

In 2002 the Company issued 417,780 common shares in settlement of a note payable of $51,354.

On October 14, 2002 the Company issued 2,000,000 common shares in exchange for future marketing services totaling $160,000.

Millenia Hope Inc.
(A Company in the Development Stage)
Notes to Financial Statements
November 30, 2005

In 2002 the Company reallocated $37,500 of the subscription receivable to notes payable in a private transaction between two minority shareholders.

In 2002 the Company received payment of subscriptions receivable of $256,250 in exchange for settlement of marketing fees.

In 2002 the Company divested itself of 2,000,000 shares of Sword Comp-Soft in exchange for marketing services totaling $10,800.

On December 11, 2002, the Company issued 200,000 common shares in settlement of consulting fees for $14,000. The Company's share value at that date on the OTC Bulletin Board was $0.11 per share.

On February 5, 2003, the Company issued 226,250 common shares for services valued at the fair market value of the shares of $11,312.

On July 11, 2003, the Company issued 40,000 common shares in settlement of a note receivable valued at the fair market value of the shares of $2,000.

On August 15, 2003, the Company issued 500,000 common shares in settlement of consulting fees valued at the fair market value of the shares of $25,000.

On October 7, 2003, the Company issued 1,708,770 common shares 1,608,770 shares in settlement of marketing costs for $80,439 and 100,000 for cash of $5,000.

On October 17, 2003, the company issued 20,000 common shares in settlement of notes receivable valued at the fair market value of the shares of $100.

On October 31, 2003, the Company issued 7,200,000 common shares in settlement of administrative salaries for $360,000 and 100,000 common shares in settlement of office expenses valued at the fair market value of the shares of $5,000.

Millenia Hope Inc.
(A Company in the Development Stage)
Notes to Financial Statements
November 30, 2005

8.    Stockholders' Equity

      Common Stock

      On December 11, 2002, the Company issued 200,000 common shares in settlement of consulting fees for $14,000. The Company's share value at that date on the OTC Bulletin Board was $0.11 per share.

      On February 5, 2003, the Company issued 226,250 common shares for services valued at the fair market value of the shares of $11,312.

      On March 24, 2003, the Company issued 861,335 common shares for cash of $43,066.

      On May 15, 2003, the Company issued 268,997 common shares for cash of $13,450.

Millenia Hope Inc.
(A Company in the Development Stage)
Notes to Financial Statements
November 30, 2005

      On July 11, 2003, the Company issued 40,000 common shares in settlement of a note receivable valued at the fair market value of the shares of $2,000.

      On August 15, 2003, the Company issued 500,000 common shares in settlement of consulting fees valued at the fair market value of the shares of $25,000.

      On August 29, 2003, the Company issued 190,470 common shares for cash of $9,524.

      On September 22, 2003, the Company issued 125,000 common shares for cash of $10,000.

      On October 7, 2003, the Company issued 1,708,770 common shares 1,608,770 shares in settlement of marketing costs for $80,439 and 100,000 for cash of $5,000.

      On October 17, 2003, the company issued 20,000 common shares in settlement of notes receivable valued at the fair market value of the shares of $100.

      On October 31, 2003, the Company issued 7,200,000 common shares in settlement of administrative salaries for $360,000 and 100,000 common shares in settlement of office expenses valued at the fair market value of the shares of $5,000.

      Between January and September 2004, the Company issued 9,063,250 common shares for representation costs valued at the fair market value of the shares of $1,779,770. The share value was based on fair market value of these shares on the date the contracts were entered into. Of this amount $976,089 was recorded as deferred compensation and will be amortized over the terms of the agreements.

      On February 28, 2004, the Company issued 1,000,000 common shares for rental expenses of $290,000. The share value was based on fair market value on the date the contract was entered into.

      On March 1, 2004, the Company issued 350,000 common shares for office expenses totaling $63,000. The share value was based on fair market value on the date the contract was entered into.

      On March 1, 2004, the Company issued 600,000 common shares for cash of $54,000.

      On April 19, 2004, the Company issued 112,122 common shares for cash of $13,455.

      On May 27, 2004, the Company issued 25,000 common shares in settlement of professional fees of $5,000. The share value was based on fair market value on the date the contract was entered into.

      On May 27, 2004, the Company issued 75,000 common shares for cash of $9,000.

      Between June and September 2004, the Company issued 1,591,375 common shares for consulting services valued at $188,929. The share value was based on fair market value on the date the contract were entered into. Of this amount $122,834 was recorded as deferred compensation and will be amortized over the terms of the agreements.

      On June 24, 2004, the Company issued 280,000 common shares for cash of $40,600.

Millenia Hope Inc.
(A Company in the Development Stage)
Notes to Financial Statements
November 30, 2005

      On July 21, 2004, the Company issued 43,333 common shares for cash of $6,470.

      On September 2, 2004 the Company issued 2,092,980 common shares for development costs totaling $272,087. The share value was based on fair market value on the date the contract was entered into.

      On November 22, 2004, the Company issued 670,166 common shares for cash of $30,000.

      Between May and November 2005, the Company issued 8,711,200 common shares for administrative salaries valued at $1,734,500. The share value was based on fair market value of theses shares on the date the contracts were entered into. On April 7, 2005 the Company issued 3,750,000 common shares valued at $600,000 to pay 2004 administrative salaries.

      Between December 2004 and August 2005, the Company issued 6,650,600 common shares for representation costs valued at $977,688. The share value was based on fair market value of theses shares on the date the contracts were entered into. Of this amount $8,400 was recorded as deferred compensation and will be amortized over the terms of the agreements.

      Between May and October 2005, the Company issued 530,000 common shares for offices services valued at $85,300. The share value was based on fair market value of theses shares on the date the contracts were entered into.

      Between January and September 2005, the Company issued 6,695,600 common shares for consulting services valued at $906,115. The share value was based on fair market value of theses shares on the date the contracts were entered into. Of this amount $223,530 was recorded as deferred compensation and will be amortized over the terms of the agreements.

      Between February and May 2005, the Company issued 17,866,666 common shares for Other Development costs valued at $3,317,000. The share value was based on fair market value of theses shares on the date the contracts were entered into. Of this amount $1,584,318 was recorded as deferred compensation and will be amortized over the terms of the agreements.

      On December 3, 2004, the Company issued 873,333 Common shares for $33,000 cash.

      On January 5, 2005, the Company issued 1,875,000 Common shares for $76,000 cash.

      On February 1, 2005, the Company issued 2,144,775 Common shares for $106,500 cash.

      On March 15, 2005, the Company issued 1,317,000 Common shares for $118,530 cash.

      On March 28, 2005, the Company issued 798,500 Common shares for $31,865 cash.

      On April 27, 2005, the Company issued 100,000 Common shares for $7,000 cash.

      On May 5, 2005, the Company issued 4,454,000 Common shares for $708,865 cash.

      On October 28, 2005, the Company issued 1,015,000 Common shares for $70,675 cash.

      On May 5, 2005 the Company issued the following Warrants for Common Shares in conjunction with the sale of common stock for cash

            1,000,000 warrants exercisable to May 5, 2007 at a cost of $0.50 when shares are traded at $1.00 or higher.

            1,000,000 warrants exercisable to May 5, 2007 at a cost of $1.25 when shares are traded at $2.50 of higher.

            1,000,000 warrants exercisable to May 5, 2007 at a cost of $1.75 when shares are traded at $3.50 of higher.

            1,000,000 warrants exercisable to May 5, 2007 at a cost of $2.50 when shares are traded at $5.00 of higher.

      Stock-based Compensation

      During the year ended November 30, 2005, the Company issued options to purchase shares of common stock to certain non-employees.

SFAS 123 requires the Company to provide proforma information regarding net income and earnings per share as if compensation cost for the Company's stock option plans had been determined in accordance with the fair value based method prescribed in SFAS 123. The fair value of the option grants is estimated on the date of grant utilizing the Black-Scholes option pricing model. Results may not be representative of those to be expected in future years. No options were granted in 2004, 2005.

      Under the provisions of SFAS 123, the Company's net income (loss) and earnings (loss) per share would have been reduced (increased) to the proforma amounts indicated below:

                                                       2004             2005
                                                       ----             ----
      Net (loss)
            As reported                            $(2,774,149)     $(7,288,530)
            Proforma                               $(2,774,149)     $(7,288,530)
      Basic and diluted (loss) per share
            As reported                            $     (0.05)     $     (0.07)
            Proforma                               $     (0.05)     $     (0.07)

      A summary of stock option activity is as follows:

                                                         Weighted    Weighted
                                            Number       average      average
                                              of         exercise      fair
                                            shares        price        value
                                            ------        -----        -----
      Balance at
        November 30, 2003                  4,644,156       $1.00       $0.00
      Granted                                     --          --          --
      Exercised/Forfeited                         --          --          --
                                           ---------       -----       -----
      Balance at
        November 30, 2004                  4,644,156       $1.00       $0.00
      Granted                                     --          --          --
      Exercised/Forfeited                         --          --          --
                                           ---------       -----       -----
      Balance at
        November30, 2005                   4,644,156       $1.00       $0.00
                                           =========       =====       =====

      The following table summarizes information about fixed-price stock options at November 30, 2005:

                                    Outstanding                          Exercisable
                                    -----------                          -----------
                    Weighted        Weighted       Weighted-
                    Average         Average         Average
      Exercise       Number        Contractual      Exercise        Number        Exercise
      Prices       Outstanding        Life           Price        Exercisable      Price
      ------       -----------        ----           -----        -----------      -----
      $1.00         4,644,156       0.5 years        $1.00         4,644,156        $1.00

9.    Related Party Transactions

      At November  30, 2004 the  Company  had a related  party  payable of $218.
      During the year ended November 30, 2005, the Company's financing activities with related parties consisted of borrowings of $219,690 and repayments $219,726. The balance of $182 at November 30, 2005 is unsecured and accrues no interest and is included in accounts payable.

10.   Subsequent Events

      On February 14, 2006 Millenia Hope Inc.'s Canadian subsidiary, Millenia Hope Pharmaceuticals (which will now use the commercial name - Millenia Hope Biopharma or MH-B), purchased intellectual property and research equipment from Avance Pharma, a non-related party, for $511,000.

      Between December 1, 2005 and March 10, 2006 the Company issued 10,670,300 common shares for services with a fair market value on the contract date of $765,518 and 1,320,000 common shares for $116,160 cash.

                               MILLENIA HOPE INC.

            68,181,818 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION
                WITH THE POTENTIAL CONVERSION OF PROMISSORY NOTES
3,000,000 SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF OUR SERIES A
                                    WARRANTS
  3,000,000 SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF OUR SERIES B
                                    WARRANTS

                                   PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

UNTIL __________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A
PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.

Our Certificate of Incorporation and By-laws provide that we shall indemnify to the fullest extent permitted by Delaware law any person whom we may indemnify thereunder, including our directors, officers, employees and agents. Such indemnification (other than as ordered by a court) shall be made by us only upon a determination that indemnification is proper in the circumstances because the individual met the applicable standard of conduct i.e., such person acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interest. Advances for such indemnification may be made pending such determination. Such determination shall be made by a majority vote of a quorum consisting of disinterested directors, or by independent legal counsel or by the stockholders. In addition, our Certificate of Incorporation provides for the elimination, to the extent permitted by Delaware, of personal liability of our directors and our stockholders for monetary damages for breach of fiduciary duty as directors.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.

 SEC registration fee                                      $                653

Legal fees and expenses (1)                                $             50,000

Accounting fees and expenses (1)                           $             25,000

Miscellaneous and Printing fees (1)                        $              5,000



Total (1)                                                  $             80,653

(1)      Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

On May 1, 2003, we issued 268,997 shares of our restricted common stock to several sophisticated investors in consideration for $13,450 cash consideration. The issuance was valued at $0.08 per share or $13,450. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The parties were sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the parties had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On July 11, 2003, we issued 40,000 shares of our restricted common stock to a sophisticated investor in consideration for settlement of a note payable in the amount of $2,000. The issuance was valued at $0.05 per or $2,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The sophisticated investor had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the sophisticated investor had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On August 15, 2003, we issued 500,000 shares of our restricted common stock to a business and financial consultant in settlement of consulting fees owed in the amount of $25,000. The issuance was valued at $0.05 per share or $25,000. Our shares were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The business and financial consultant was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the business and financial consultant had the necessary investment intent as required by
Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On August 29, 2003, we issued 190,470 shares of our restricted common stock to several sophisticated investors in consideration for $9,524 cash consideration. The issuance was valued at $0.05 per share or $9,524. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The sophisticated investors had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the sophisticated investors had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On September 22, 2003, we issued 125,000 shares of our restricted common stock to several sophisticated investors in consideration for $10,000 cash consideration. The issuance was valued at $0.07 per share or $10,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The sophisticated investors had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the sophisticated investors had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On October 7, 2003, we issued 1,708,770 and 100,000 shares, respectively, of our restricted common stock to several marketing consultants in settlement of marketing costs of $80,439 and $5,000, respectively. The issuances were valued at $0.05 per share or $80,439 and $5,000, respectively. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The marketing consultants were sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in
Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the marketing consultants had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On October 17, 2003, we issued 20,000 shares of our restricted common stock to a sophisticated investor in consideration for settlement of a note payable in the amount of $1,000. The issuance was valued at $0.005 per share or $100..Our shares were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in
Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the sophisticated investor had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On October 31, 2003, we issued 7,200,000 and 100,000 shares, respectively, of our restricted common stock to Leonard Stella, Yehuda Kops and Anti Liapis in settlement of payment of administrative salaries of $360,000 and office expenses of $5,000, respectively. The issuances were valued at $0.05 per share or $360,000 and $5,000, respectively. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The above persons were sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the above persons had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

Between January and September 2004, we issued an aggregate of 9,063,250 shares of our restricted common stock to several marketing consultants for representation costs valued at $1,779,770. The issuance was valued at $0.196 per share or $1,779,770. The share value was based on fair market value of these shares on the date the contracts were entered into. Of this amount $976,089 was recorded as deferred compensation and will be amortized over the terms of the agreements. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The marketing consultants were sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the marketing consultants had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On February 28, 2004, we issued 1,000,000 shares of our restricted common stock to our lessor for rental expenses in the amount of $290,000. The issuance was valued at $0.29 per share or $290,000. The share value was based on fair market value of these shares on the date the contracts were entered into. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Our lessor was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in
Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, our lessor had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On March 1, 2004, we issued 350,000 shares of our restricted common stock to an office supply company for office expenses in the amount of $63,000. The issuance was valued at $0.18 per share or $63,000. The share value was based on fair market value of these shares on the date the contracts were entered into. Our shares were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The principal of the entity set forth above was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the principal of the entity set forth above had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On March 1, 2004, we issued 600,000 shares of our restricted common stock to several sophisticated investors in consideration for $54,000 cash consideration. The issuance was valued at $0.09 per share or $54,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering.. The sophisticated investors had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the sophisticated investors had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On April 19, 2004, we issued 112,122 shares of our restricted common stock to several sophisticated investors in consideration for $13,455 cash consideration. The issuance was valued at $0.12 per share or $13,455. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The sophisticated investors had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the sophisticated investors had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On May 27, 2004, we issued 25,000 shares of our restricted common stock to a regulatory consultant in consideration for settlement of professional fees in the amount of $5,000. The issuance was valued at $0.20 per or $5,000. The share value was based on fair market value of these shares on the date the contracts were entered into. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The regulatory consultant was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the regulatory consultant had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On May 27, 2004, we issued 75,000 shares of our restricted common stock to several sophisticated investors in consideration for $9,000 cash consideration. The issuance was valued at $0.12 per share or $9,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The sophisticated investors had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the sophisticated investors had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

Between June 2004 and September 24, we issued 1,591,375 shares of our restricted common stock to several business and financial consultants in consideration for consulting services rendered in the amount of $188,929. The issuance was valued at $0.119 per or $188,929. The share value was based on fair market value of these shares on the date the contracts were entered into. Of this amount $122,834 was recorded as deferred compensation and will be amortized over the terms of the agreements. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The business and financial consultants were sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the business and financial consultants had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.

On June 24, 2004, we issued 280,000 shares of our restricted common stock to several sophisticated investors in consideration for $40,600 cash consideration. The issuance was valued at $0.145 per share or $40,600. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The sophisticated investors had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the sophisticated investors had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On July 21, 2004, we issued 43,333 shares of our restricted common stock to several sophisticated investors in consideration for $6,470 cash consideration. The issuance was valued at $0.15 per share or $6,470. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The sophisticated investors had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the sophisticated investors had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On September 2, 2004, we issued 2,092,980 shares of our restricted common stock to several Biopharma consultants in consideration for development costs of $272,087. The issuance was valued at $0.13 per or $272,087. The share value was based on fair market value of these shares on the date the contracts were entered into. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The Biopharma consultants were sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the Biopharma consultants had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 22, 2004, we issued 670,166 shares of our restricted common stock to a sophisticated investorin consideration for $30,000 cash consideration. The issuance was valued at $0.045 per share or $30,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The sophisticated investor had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the sophisticated investor had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

Between May 2005 and November 2005, we issued 8,711,200 shares of our restricted common stock to Leonard Stella, Yehuda Kops, Raymond Roy, Hugo Valente, Jacky Quan, Meir Sacks and Joseph Daniele in consideration for payment of administrative salaries in the amount of $1,734,500. The issuance was valued at $0.20 per or $1,734,500. The share value was based on fair market value of these shares on the date the contracts were entered into. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The above persons were sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in
Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the above persons had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.


On April 7, 2005, we issued 3,750,000 shares of our restricted common stock to Leonard Stella, Yehuda Kops, Raymond Roy, Hugo Valente and Jacky Quan in consideration for settlement of professional fees in the amount of $600,000. The issuance was valued at $0.16 per or $600,000. The share value was based on fair market value of these shares on the date the contracts were entered into. Our shares were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The above persons were sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the above persons had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.

Between December 2004 and August 2005, we issued 6,650,600 shares of our restricted common stock to several marketing consultants in consideration for representation costs valued at $977,688. The issuance was valued at $0.147 per or $977,688. The share value was based on fair market value of these shares on the date the contracts were entered into. Of this amount $8,400 was recorded as deferred compensation and will be amortized over the terms of the agreements. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The marketing consultants were sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the marketing consultants had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

Between May 2005 and October 2005, we issued 530,000 shares of our restricted common stock to A. Liapis and other service providers in consideration for office services valued at $85,300. The issuance was valued at $0.16 per or $85,300. The share value was based on fair market value of these shares on the date the contracts were entered into. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The above parties were sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the above parties had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

Between January 2005 and September 2005, we issued 6,695,600 shares of our restricted common stock to business financial consultants in consideration for consulting services valued at $906,115. The issuance was valued at $0.135 per or $906,115. The share value was based on fair market value of these shares on the date the contracts were entered into. Of this amount $223,530 was recorded as deferred compensation and will be amortized over the terms of the agreements. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The business financial consultants was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the business financial consultants had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

Between February 2005 and May 2005, we issued 17,866,666 shares of our restricted common stock to several Biopharma consultants in consideration for other development costs valued at $3,317,000. The issuance was valued at $0.185 per or $3,317,000. The share value was based on fair market value of these shares on the date the contracts were entered into. Of this amount $1,584,318 was recorded as deferred compensation and will be amortized over the terms of the agreements. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The Biopharma consultants were sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the Biopharma consultants had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 3, 2004, we issued 873,333 shares of our restricted common stock to several sophisticated investors in consideration for $33,000 cash consideration. The issuance was valued at $0.038 per share or $33,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The sophisticated investors had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the sophisticated investors had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On January 5, 2005, we issued 1,875,000 shares of our restricted common stock to a sophisticated investor in consideration for $76,000 cash consideration. The issuance was valued at $0.04 per share or $76,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The sophisticated investor had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the sophisticated investor had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On February 1, 2005, we issued 2,144,775 shares of our restricted common stock to several sophisticated investors in consideration for $106,500 cash consideration. The issuance was valued at $0.05 per share or $106,500. Our shares were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The sophisticated investors had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in
Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the sophisticated investors had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On March 15, 2005, we issued 1,317,000 shares of our restricted common stock to several sophisticated investors in consideration for $118,530 cash consideration. The issuance was valued at $0.09 per share or $118,530. Our shares were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The sophisticated investors had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in
Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the sophisticated investors had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On March 28, 2005, we issued 798,500 shares of our restricted common stock to several sophisticated investors in consideration for $31,865 cash consideration. The issuance was valued at $0.04 per share or $31,865. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The sophisticated investors had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the sophisticated investors had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On April 27, 2005, we issued 100,000 shares of our restricted common stock to a sophisticated investor in consideration for $7,000 cash consideration. The issuance was valued at $0.07 per share or $7,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The sophisticated investor had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the sophisticated investor had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On May 5, 2005, we issued  4,454,000  shares of our  restricted  common stock to several sophisticated investors in consideration for $708,865 cash consideration. The issuance was valued at $0.159 per share or $708,865. Our shares were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The sophisticated investors had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in
Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the sophisticated investors had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On October 28, 2005, we issued 1,015,000 shares of our restricted common stock to several sophisticated investors in consideration for $70,675 cash consideration. The issuance was valued at $0.07 per share or $70,675. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The sophisticated investors had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the sophisticated investors had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 8, 2005, we issued an aggregate of 1,200,000 shares of our restricted common stock to Hugo Valente, Joseph Daniele and Yehuda Kops in consideration for administrative salaries and expenses of $96,000. The issuance was valued at $0.08 per share or $96,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The above persons were sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the above investors had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

Between December 8, 2005 and January 17, 2006, we issued 4,620,300 shares of our restricted common stock to Biopharma Consultants in consideration for development costs of $366,321. The issuance was valued at $0.079 per share or $366,321. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Biopharma Consultants was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Biopharma Consultants had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.

Between December 8, 2005 and January 30, 2006, we issued 950,000 shares of our restricted common stock to several marketing consultants in consideration for representation costs of $72,500. The issuance was valued at $0.076 per share or $72,500. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The marketing consultants were sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the marketing consultants had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.


On January 17, 2006, we issued 3,900,000 shares of our restricted common stock to a business financial consultant in consideration of consulting expenses of $273,000.00. The issuance was valued at $0.07 per share or $273,000.00; Our shares were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The business financial consultant was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the business financial consultant had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.


On January 17, 2006, we issued 520,000 shares of our restricted common stock to a sophisticated investor in consideration for work totaling $45,760. The issuance was valued at $0.08 per share or $45,760. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The sophisticated investor had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the sophisticated investor had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On January 30, 2006, we issued 800,000 shares of our restricted common stock to several sophisticated investors in consideration for cash consideration of $70,400. The issuance was valued at $0.088 per share or $70,400. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The sophisticated investors had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the sophisticated investors had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On March 16, 2006, we issued 7,170 shares of our restricted common stock to an Internet consultant in consideration of office expenses of $717. The issuance was valued at $0.10 per share or $717. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The Internet consultant was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the Internet consultant had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On March 16, 2006, we issued 300,000 shares of our restricted common stock to a sophisticated investor in consideration for cash consideration of $26,000. The issuance was valued at $0.087 per share or $26,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The sophisticated investor had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the sophisticated investor had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Each of these shareholders was a sophisticated investor and had access to information regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transactions.

ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

EXHIBIT   DESCRIPTION

3.1       Articles of Incorporation (1)

3.2       By-Laws (1)

3.3 Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (2)

5.1       Opinion and Consent of Anslow & Jaclin, LLP


10.1      Securities Purchase Agreement for $2,000,000 Financing (3)

10.2      Form of Callable Secured Convertible Note (3)

10.3      Form of Stock Purchase Warrant (Series A Warrant) (3)

10.4      Form of Stock Purchase Warrant (Series B Warrant) (3)

10.5      Registration Rights Agreement for $2,000,000 Financing (3)

10.6      Security Agreement (3)


23.1 Consent of Stark Winter Schenkein & Co., LLP, Independent Registered Public Accounting Firm

24.1      Power of Attorney (included on signature page of Registration
          Statement)

(1) Filed with Amendment No. 3 to Form 10-SB filed on July 7, 2000 (SEC File No. 000-29385)

(2) Filed with Form 8-K filed on June 2, 2005 (SEC File No. 000-29385)


(3) Filed with Form SB-2 on April 10, 2006 (SEC File No. 333-133178)


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

ITEM 28.     UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(a) Rule 415 Offering Undertaking:

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

      (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to he purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      (a) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (Sec. 230. 424);

      (b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

      (c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

      (d) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(b) Rule 430A under the Securities Act undertaking:

The undersigned registrant hereby undertakes:

1. For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or
      (4) or 497(h) under the Securities Act (Sec. 230. 424(b)(1), (4) or 230. 497(h)) as part of this registration statement as of the time the Commission declared it effective.

2. For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

The  undersigned   registrant   hereby  undertakes  that,  for  the  purpose  of
determining liability under the Securities Act to any purchaser:

1. If the small business issuer is relying on Rule 430B (ss. 230. 430B of this chapter):

      (i) Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) (ss. 230. 424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

      (ii)  Each  prospectus  required to be filed  pursuant to Rule  424(b)(2),
            (b)(5),  or (b)(7) (ss. 230.  424(b)(2),  (b)(5),  or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i),
            (vii), or (x) (ss. 230. 415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document
            incorporated   or  deemed   incorporated   by  reference   into  the
            registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

2. If the small business issuer is subject to Rule 430C (ss. 230. 430C of this chapter), include the following: Each prospectus filed pursuant to Rule 424(b)(ss. 230. 424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss. 230. 430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Quebec, Country of Canada, on the 26th day of May, 2006.



                   MILLENIA HOPE INC.

                   By:              /S/ Leonard Stella
                                    ------------------
                                     Leonard Stella

                                     CEO

                                     and Director


                   By:              /S/Hugo Valente
                                    ------------------
                                     Hugo Valente


                                     Chief Financial Officer, Principal
                                     Accounting Officer and Director



                                POWER OF ATTORNEY

The undersigned directors and officers of Millenia Hope Inc. hereby constitute and appoint Leonard Stella, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                              TITLE                                            DATE
/S/LEONARD STELLA.                     CEO and Director                            May 26, 2006
-------------------
LEONARD STELLA

/S/BAHIGE BAROUDY.                     President and Chief Science Officer         May 26, 2006
-------------------
BAHIGE BAROUDY

/S/YEHUDA KOPS                         Chief Operating Officer and Director        May 26, 2006
-------------------
YEHUDA KOPS

/S/HUGO VALENTE                        Chief Financial Officer, Principal          May 26, 2006
-------------------                    Accounting Officer and Director
HUGO VALENTE

/S/JACKY QUAN                          Executive Vice President, Treasurer         May 26, 2006
-------------------
JACKY QUAN                             and Director

/S/JOSEPH DANIELE                      Chief Legal Advisor and Director            May 26, 2006
-------------------
JOSEPH DANIELE

/S/SORIBA CISSE                        Vice President - Research and               May 26, 2006
-------------------
SORIBA CISSE                           Development

/S/JEFFREY BROOKS                      Vice President Operations                   May 26, 2006
-------------------
JEFFREY BROOKS




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